UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Amendment No. 2

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

CANNAGISTICS INC.

(Exact name of registrant as specified in its charter)

Date: July __, 2020

Nevada	1000	90-0338080
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1200 Veterans Highway, Suite 310

Hauppauge, NY 11788

Phone: 631-676-7230

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Empire Stock Transfer, Inc.

1859 Whitney Mesa Dr.

Henderson, NV 89014

Phone: (702) 818-5898

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

PRELIMINARY OFFERING CIRCULAR DATED July__, 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

CANNAGISTICS INC.

43,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

In this public offering we, “Cannagistics Inc.,” are offering 40,000,000 shares of our common stock and our selling shareholder is offering 3,000,000 shares of our common stock including 1,000,000 shares of common stock underlying warrants. We will not receive any of the proceeds from the sale of shares by the selling shareholders. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold.

Resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time by the selling shareholders. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.

All of the shares being registered for sale by the Company or the selling shareholder will be sold at a fixed price, which will be within a range of $0.25 to $0.001 per share, established at qualification for the duration of the offering pursuant to Rule 253(b). Assuming all of the 40,000,000 shares being offered by the Company are sold, the Company will receive $10,000,000 in gross proceeds. Assuming 30,000,000 shares (75%) being offered by the Company are sold, the Company will receive $7,500,000 in gross proceeds. Assuming 20,000,000 shares (50%) being offered by the Company are sold, the Company will receive $5,000,000 in gross proceeds. Assuming 10,000,000 shares (25%) being offered by the Company are sold, the Company will receive $2,500,000 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT		PROCEEDS TO
BY COMPANY	PUBLIC(1)	COMMISSIONS		THE COMPANY(2)
Per Share	$0.25	$	Not Applicable	$0.25
Minimum Purchase	None		Not applicable	Not applicable
Total (40,000,000 shares)	$10,000,000	$	Not Applicable	$10,000,000

(1) Price range of offering being estimated pursuant to Rule 253(b). Estimate includes a maximum offering price of $0.25 and a maximum number of shares offered in this offering of 40,000,000 shares for an estimated maximum aggregate offering of $10,000,000.

(2) Does not include expenses of the offering, estimated to be $50,000 including legal, accounting and other costs of registration. See “Use of Proceeds” and “Plan of Distribution.”

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SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC(1)	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$0.25	Not applicable	$0.25
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$750,000	Not applicable	$750,000

(1) Price range of offering being estimated pursuant to Rule 253(b). Estimate includes a maximum offering price of $0.25 and a maximum number of shares offered in this offering of 3,000,000 shares for an estimated maximum aggregate offering of $750,000.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $50,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Our Common Stock trades in the OTCMarket Pink Open Market under the symbol CNGT. There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 10.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is June__, 2020

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The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Cannagistics Inc.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 10, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Company

Cannagistics, Inc., (hereinafter the “Company”), through its wholly owned subsidiary Global3pl, Inc. (an Ontario corporation) formerly known as KRG Logistics, Inc., has been a third-party logistics provider. In October 2019, the Company determined to pivot away from the traditional logistics business and focus on the digital and tracking aspects of third-party logistics and other digital aspects

Global3pl, Inc., (an Ontario corporation) is in the process of collecting accounts receivables still due and working on a plan to pay its payables. It has entered into an agreement with 10451029 Canada Inc., d/b/a Reliable Logistics, for the assignment and of the assets of Global3pl, Inc., (an Ontario Corporation). The transaction has closed. The terms were that Reliable assumed all of the responsibility for the employees and rent for the facility in exchange for our customer lists.

Subsequently and contemporaneously with this movement away from the operations of Global3pl, Inc., (Ontario) and continuing thereafter and currently the Company has been developing several other projects.

During the past 18 months, Global 3PL Inc. (a New York Corporation) has consulted with logistics and technology experts to design and begin the development of a best-of-breed, first-of-kind information technology system. To date, about seven (7) months' worth of custom-coding has been completed with an expectation of an additional 2-3 months of work still required for it to be ready for testing. Upon completion, it is intended that clients shall be able to login to the system to communicate and transact business with the Company in real-time, as it relates to aspects of the client’s supply chain. This can include, the tracking of inbound raw material from various vendors, the manufacturing schedule of finished goods, inventory tracking of raw materials and finished goods, international compliance documentation, and the contacting and tracking of the shipping of the finished goods to their delivery destination(s). Though the Company has high expectations for the functionality of the new system, it does not make any assurances that the system will be completed, shall work as planned if completed, nor be embraced by potential clients as intended.

Therefore Global3pl, Inc. (NY) will be a logistics subsidiary serving the just-in-time inventory & distribution industry, as well as the special and general commodities sector of the North American freight industry. The SaaS-based platform ecosystem will fully integrate all aspects of the Company’s operations, from receiving raw materials for clients, through product manufacturing, document compliance, distribution, and shelf-life batch tracking. It is expected to be operational in the third or fourth quarter of 2020.

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The Company is also in the process of developing a Malta for a GMP Certified facility, either to be wholly owned, a joint venture or just outsourced, with plans to focus on cosmetics, pharmaceutical, nutraceutical or “bioceutical” and medicinal products for our clients, and provide end to end tracking, manufacturing and testing. Currently, the Company has no GMP certified facilities in place. We are developing plans to source production, or to joint venture with existing facilities, or potentially to acquire or build GMP Certified facilities in certain strategic locations.

However, the Company has commitments from at least two clients for which we will provide the services.  We are also in discussions with three other potential operations, in The United States, Canada and Latin America for similar operations.

Our principal place of business is located at 1200 Veterans Highway, Suite 310, Hauppauge, NY 11788. General information about us can be found at wwwcannagistics.io. The information contained on or connected to our website is not incorporated by reference into this Offering Circular on Form 1-A and should not be considered part of this or any other report filed with the SEC.

Risks Affecting Us

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

▪	we are an early-stage company with a limited operating history which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment;

▪	our inability to attract customers and increase sales to new and existing customers;

▪	failure of manufacturers and services providers to deliver products or provide services in a cost effective and timely manner;

▪	our failure to develop, find or market new products;

▪	our failure to promote and maintain a strong brand;

▪	failure to achieve or sustain profitability;

▪	risks associated with the logistics industry;

▪	our failure to successfully or cost-effectively manage our marketing efforts and channels;

▪	significant competition;

▪	the business risks of international operations;

▪	changing consumer preferences;

▪	adequate protection of confidential information;

▪	potential litigation from competitors and health related claims from customers;

▪	a limited market for our common stock;

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The Offering

Securities being offered by the Company

40,000,000 shares of common stock, at a fixed price of $___ offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through our officers and directors. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	3,000,000 shares of common stock including 1,000,000 shares of common stock underlying warrants, at a fixed price of $___ offered by selling stockholders in a resale offering. This fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $___ for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	105,099,277 common shares are currently issued and outstanding

Number of shares of common stock outstanding after the offering of common stock	145,099,277 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be sold in this offering	None.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, for acquisitions, to retire debt and for other corporate purposes.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 43,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $50,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Results of Operation for Nine Months Ended April 30, 2020 and 2019

Revenues

We generated revenue of $0 for the three months ended April 30, 2020, as compared revenues of $0 for same period ended April 30, 2019, based on our discontinued operations. All of our revenues were formerly generated from our freight logistics business.

Our cost of revenues was $0 for the nine months ended April 30, 2020, as compared with cost of revenue of $11,200 for the same period ended April 30, 2019, mostly based on our discontinued operations.

Operating Expenses

Total operating expenses decreased to $377,083 for the nine months ended April 30, 2020 increased from $297,243 for the nine months ended April 30, 2019. Our operating expenses for the nine months ended April 30, 2020 consisted mainly of professional fees of $271,483 and general and administrative expenses of $(25,741), Wages and Benefits of $0, consulting fees of $107,947 and rent of $23,947. Our operating expenses for the nine months ended April 30, 2019 consisted of professional fees of $233,483 and general and administrative expenses of $55,509.

Other Expenses

We had other expenses of $(239,972) for the nine months ended April 30, 2020, compared with other expenses of $(98,996) for the nine months ended April 30,2019. Other expenses for the nine months ended April 30, 2020 consisted mainly of Interest expenses of $(305,249) and interest income of $65,277. Other expenses for the nine months ended April 30, 2019 consisted of interest expense of (144,567), interest income of $65,240, Rental Income of $10,331 and Settlement expenses of ($30,000).

Net Loss

Net loss for the nine months ended April 30, 2020 was $(790,432) compared to net loss of $(770,361) for the nine months ended April 30, 2019.

Results of Operations for the Years Ended July 31, 2019 and 2018

Revenues

We generated revenue of $-0- for the year ended July 31, 2019, as compared with $203,000 for the year ended July 31, 2018. All of our revenues were generated from the operations of our operating subsidiary, KRG Logistics, Inc., a third-party freight logistics provider.

Our cost of revenues was $-0- for the fiscal year ended July 31, 2019 as compared with $203,000for the fiscal year ended July 31, 2018.

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Operating Expenses

Operating expenses increased to $1,631,787 for the fiscal year ended July 31, 2019, as compared with $481,574 for the year ended July 31, 2018. Our operating expenses for the year ended July 31, 2019, consisted mainly of Consulting fees of $77,920 and professional fees of $291,992 and general and administrative expenses of $75,570. Wages and Benefits of $151,133 and bad debt allowance of $1,012,333 due from a related party. Our operating expenses for the year ended July 31, 2018, consisted mainly of professional fees of $420,574, rent of $1,596 and general and administrative expenses of $59,476.

Other Expenses

We had other expenses of $(1,543,285) for the fiscal year ended July 31, 2019 as compared with $(1,118,420) for the year ended July 31, 2018.

Net Loss

Net loss for the year ended July 31, 2019 was ($3,675,857) as compared with $(1,811,501) for the year ended July 31, 2018.

Liquidity and Capital Resources

As of April 30, 2020, we had current assets of $653,878, consisting of Cash and cash equivalents of $66,046, Accounts and other receivables of $519,149, prepaid expenses of $21,783 and Related Part Receivables of $1,900, after allowance for doubtful accounts of $993,975. Our total current liabilities as of April 30, 2020 were $4,426,673. We therefore had working capital of $(3,772,795) as of April 30, 2020.

Financing activities provided $400,800 for the nine months ended April 30, 2020, as compared with cash provided of $861,610 for the same period ended 2019. Our positive financing cash flow for the nine months ended April 30, 2020 was mainly the result of proceeds from promissory notes and advances to/from related parties. Our financing cash flow for the nine months ended April 30, 2019 was mainly the result proceeds from promissory notes and advances from related parties.

We intend to fund operations through sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of April 30, 2020, there were no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our accounting policies are discussed in detail in the footnotes to our financial statements for the year ended July 31, 2019, however we consider our critical accounting policies to be those related to inventory, fair value of financial instruments, derivative financial instruments and long-lived assets.

Going Concern

As of April 30, 2020, we had an accumulated deficit of $(6,560,881). Our ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and our ability to achieve and maintain profitable operations. While we are expanding our best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about our ability to continue as a going concern.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risk Factors Related to the Business of the Company

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated January 15, 2020, have stated that currently we do not have sufficient cash, nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We may seek to raise operating capital to implement our business plan in an offering of our common stock.

Because we are dependent on outside financing for continuation of our operations, the failure to obtain financing will adversely affect our business and its growth.

Because we currently operate at a significant loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Moreover, even if we are able to obtain financing, it could be on terms that causes our company’s stock price to suffer or further dilutes shareholder interests in our company. Most of our financing to date has been from the issuance of debt and the sale of equity in our company

Our failure to obtain future financing, financing on terms that are acceptable to us, or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in our company could lose their entire investment. The company currently needs additional capital for the next twelve months to allow the expansion of operations. Pursuant to the Warrants described in Item 1, above, we anticipate that a large portion of the additional capital needed may be raised from the exercise of said Warrants. There is no assurance that the Warrants will in fact be exercised. This money is needed to secure necessary human capital and to implement our marketing and distribution plans as well as potential acquisitions and expanding our on-line operations. If we are unable to raise this capital, may not be able to implement our expansion plans.

Our future success is dependent on our implementation of our business plan and we have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of customers, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

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Because our future revenues are unpredictable, and we expect our operating results to fluctuate from period to period.

Our lack of operating history and the emerging nature of the markets in which we expect to compete make it difficult for us to accurately forecast revenues in any given period. As such, revenues could fall short of our expectations if we experience production delays or difficulties. Likewise, revenues could fall short of expectations should our product not be met with the demand we anticipate from the marketplace. We have limited experience in financial planning for our business on which to base our planned operating expenses.

Our operating results are likely to fluctuate substantially from period to period as a result of a number of factors, many of which are beyond our control. These factors include, but are not limited to, the following:

  Outside market influences beyond our control, including extended periods of decreased demand for freight logistics services;
  Our ability to enter into successful strategic relationships;
  Our ability to attract purchasers and/or distributors;
  The amount and timing of operating costs and capital expenditures relating to expansion of production operations;
  The rate at which individuals and organizations accept our services in the marketplace;
  An announcement or introduction of new or enhanced services by our competitors;
  Our ability to attract and retain qualified personnel; and
  Pricing policies instituted by our current and possible future competitors.

We have generated limited revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise. We are currently generating limited revenues and expect to continue to generate revenue in the future, but there can be no assurances that we will ever generate sufficient revenues to achieve profitability. If we do achieve profitability, there can be no assurances that we can sustain or increase profitability.

We may not be able to increase sales or otherwise successfully operate our business, which could have a significant negative impact on our financial condition.

We believe that the key to our success is to increase our revenues and available cash. We may not have the resources required to promote our business and its potential benefits. If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

Because we have had significant turnover in key management personnel, we may not have the leadership and personnel with expertise to guide us to profitable operations.

We have had significant turnover in our executive officers. Our success depends in part upon our ability to retain the services of certain executive officers and other key employees and on the skills, experience and performance of senior management and certain other key personnel, most of whom have either never worked together or who have worked together for only a short period of time.

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We are presently dependent to a great extent upon the experience, abilities and continued services of James Zimbler, our sole officer and director. If he should resign or die we will not have a leader to fill these important roles. If that should occur, until we find another person to serve in those capacities our operations could be suspended as we would not have access to the aforementioned relationships with suppliers. In that event it is possible you could lose most if not all of your entire investment.

The loss of the services of our executive officers or other key employees would have a material adverse effect on our business, operating results and financial condition. Because we are in the early stages of commercialization, we are also dependent on our ability to recruit, retain and motivate personnel with technical, sales and marketing experience. There are a limited number of personnel with these qualifications and competition for such personnel may be intense. Our inability to attract, integrate and retain additional qualified key personnel would materially adversely affect our business, operating results and financial condition.

Our success depends upon achieving a critical mass of customers and strategic relationships.

Our success is largely dependent upon achieving significant market acceptance for our services. The market for our services is at an early stage of development. Our services and brand name may never achieve broad market acceptance, or our existing and potential competitors may offer services that could negatively affect the market acceptance of our services and damage our business prospects.

Our success is also dependent upon attracting significant numbers of distributors and strategic relationships in order to market our services. In particular, our ability to enter into beneficial distribution partnerships will depend in large part upon our success in convincing consumers that our services is of a desired quality. Failure to achieve and maintain a critical mass of market acceptance will seriously harm our business in the markets in which we participate or intend to participate.

The current and future state of the global economy may curtail our operations and our anticipated revenues.

Our business may be adversely affected by changes in domestic and international economic conditions, including inflation, changes in consumer preferences and changes in consumer spending rates, personal bankruptcy and the ability to collect our accounts receivable. Changes in global economic conditions may adversely affect the demand for our merchandise and make it more difficult to collect accounts receivable, thereby negatively affecting our business, operating results and financial condition. The recent disruptions in credit and other financial markets and deterioration of national and global economic conditions could, among other things, impair the financial condition of some of our customers and suppliers, thereby increasing customer bad debts or non-performance by suppliers.

Natural disasters, armed hostilities, terrorism, labor strikes or public health issues could have a material adverse effect on our business.

Armed hostilities, terrorism, natural disasters, or public health issues, whether in the United States or abroad could cause damage and disruption to our company, our suppliers, our manufacturers, or our customers or could create political or economic instability, any of which could have a material adverse impact on our business. Although it is impossible to predict the consequences of any such events, they could result in a decrease in demand for our product or create delay or inefficiencies in our supply chain by making it difficult or impossible for us to deliver products to our customers, or for our manufacturers to deliver products to us, or suppliers to provide component parts

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

The industry in which we operate is highly competitive, and we compete with numerous other companies, many of which are larger and have significantly greater financial, distribution, advertising and marketing resources. Significant increases in these competitive influences could adversely affect our operations through a decrease in the number and dollar volume of sales.

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For all of our services, we compete with a number of comparably sized and smaller firms, as well as a number of larger firms throughout the United States and Canada. Many of our competitors have the ability to attract customers as a result of their reputation and through their industry connections. Additionally, other reputable companies may decide to enter our markets to compete with us. These companies may have greater name recognition and have greater financial and marketing resources than we do. If these companies are successful in entering the markets in which we participate or if customers choose to go to our competition, we may attract fewer buyers and our revenue could decrease.

If we fail to adequately manage the size of our business, it could have a severe negative effect on our financial results or stock price.

Our management believes that in order to be successful we must appropriately manage the size of our business. This may mean reducing costs and overhead in certain economic periods, and selectively growing in periods of economic expansion. In addition, we will be required to implement operational, financial and management information procedures and controls that are efficient and appropriate for the size and scope of our operations. The management skills and systems currently in place may not be adequate and we may not be able to manage any significant cost reductions or effectively provide for our growth.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Our officers and directors, whose interests may differ from other stockholders, have the ability to exercise significant control over us. Presently, we have 10,000,000 shares outstanding of our Series D Preferred Stock, with James Zimbler beneficially owning a total of 6,000,000 shares, Rob Gietl owning 2,000,000 shares and Solid Bridge Investment LLC owning a total of 2,000,000 shares. Under the Certificate of Designation, holders of Series D Preferred Stock will be entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of seventy-two and one half (72.5) votes for each share held. With 10,000,000 shares outstanding, that amounts to a total vote of 725,000,000 on the outstanding shares of Series D Preferred Stock, with Mr. Zimbler controlling 580,000,000 of those votes. The holders are further entitled to convert each share of their Series D Preferred Stock into seventy-two and one half (72.5) shares of our common stock. Mr. Zimbler is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officer and director may not necessarily be in the best interests of the shareholders in general.

With respect to the previously issued Series C Preferred Stock, which also entitled the holder, to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of seventy-two and one half (72.5) votes for each share held, was previously converted into 72,500,000 shares of common stock.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to

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lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Because the barriers to entry into our industry are relatively low, competition is intense, which may result in lower margins or loss of market share.

The trucking industry is extremely competitive. Our principal competitors for LTL freight include national and international LTL companies as well as regional LTL motor carriers, truckload carriers, small package carriers, private carriage, freight forwarders, railroads and airlines. We also face many competitors for our 3PL services. There can be no assurance that we will be successful in meeting the competitive demands of the LTL and/or the 3PL industry.

Our business may be harmed by anti-terrorism measures.

In the aftermath of recent terrorist attacks on the United States, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks. Although many companies will be adversely affected by any slowdown in the availability of freight transportation, the negative impact could affect our business disproportionately. For example, we offer specialized services that guarantee on-time delivery. If the new security measures disrupt or impede the timing of our deliveries, we may fail to meet the needs of our customers or may incur increased expenses to do so. We cannot assure you that these measures will not have a material adverse effect on our operating results, our ability to make payments on the exchange notes or the ability of our subsidiaries to make payments under the guarantees.

Because Our Business Depends on Economic Activity To Generate Freight To Haul, Economic And Market Conditions Could Affect The Results Of Our Operations.

Fuel shortages, interest rate fluctuations, economic recession, changes in currency exchange rates and changes in customers' business cycles and business practices are among the factors over which we have no control, but which may adversely affect our financial condition or results of operations. Our operations are primarily conducted in the United States but are also conducted in major foreign countries. As a result, we are subject to the foregoing factors both domestically and internationally.

We Operate in A Highly Competitive Industry, And Our Business Will Suffer If We Are Unable To Adequately Address Potential Downward Pricing Pressures And Other Factors That May Adversely Affect Our Operations And Profitability.

Numerous competitive factors could impair our ability to maintain our current profitability. These factors include, but are not limited to, the following items:

▪	we compete with other transportation service providers of varying sizes, some of which may have more equipment, a broader global network, a wider range of services, greater capital resources or other competitive advantages;

▪	some of our competitors may reduce their prices to gain business, especially during times of reduced growth rates in the economy, which may limit our ability to maintain or increase prices or maintain revenue;

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▪	we may be unable to continue to collect fuel surcharges or our fuel surcharge program may become ineffective in mitigating the impact of the fluctuating costs of fuel and other petroleum-based products;

▪	many customers reduce the number of carriers they use by selecting “core carriers” as approved transportation service providers and we may not be selected;

▪	many customers periodically accept bids from multiple carriers for their shipping needs, and this process may depress prices or result in the loss of some business to competitors;

▪	some shippers may choose to acquire their own trucking fleet or may choose to increase the volume of freight they transport if they have an existing trucking fleet;

▪	some shippers may choose to acquire their own trucking fleet or may choose to increase the volume of freight they transport if they have an existing trucking fleet;

If we are unable to effectively compete with other LTL carriers and 3PL providers, whether on the basis of price, service or otherwise, we may be unable to retain existing customers or attract new customers, either of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, continued merger and acquisition activity in transportation and logistics could result in stronger or new competitors, which could have a material adverse effect on our business.

Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence to generate revenue.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up to 10,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Nevada law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

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Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i) The interests of the corporation’s employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own 27.4% of the then outstanding shares of common stock, but will have paid 100% of the total consideration for our outstanding shares, resulting in a dilution of $0.204 per share. See “Dilution.”

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “CNGT” on the OTCPink operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

▪	Technological innovations or new products and services by us or our competitors;
▪	Government regulation of our products and services;
▪	The establishment of partnerships with other telecom companies;
▪	Intellectual property disputes;
▪	Additions or departures of key personnel;
▪	Sales of our common stock;
▪	Our ability to integrate operations, technology, products and services;
▪	Our ability to execute our business plan;
▪	Operating results below or exceeding expectations;
▪	Whether we achieve profits or not;
▪	Loss or addition of any strategic relationship;
▪	Industry developments;
▪	Economic and other external factors; and
▪	Period-to-period fluctuations in our financial results.

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Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel and Accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

We are no longer an “emerging growth company” and therefore no longer eligible for reduced reporting requirements applicable to emerging growth companies.

It has been five years since our first registered sale of common stock in 2012, so we are no longer eligible for the reduced disclosure requirements applicable to “emerging growth companies.”

Emerging growth companies may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure, are exempt from the auditor attestation requirements of Section 404, and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Since we are no longer eligible for emerging growth company status, we will be subject to the reporting obligations of a smaller reporting company and, if we continue grow, we may be subject to increased reporting requirements applicable to accelerated filers, which are more onerous than those applicable to smaller reporting companies.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

We have plans to become a complete end to end supply chain management company focused on serving the pharmaceutical, OTC medical, nutraceutical, cosmetic, and CBD/Hemp-related (and other) product industries as a gateway for products to penetrate the USA, E.U., Colombia and Canada marketplace through GMP certified manufacturing facilities in Baton Rouge, Malta, Bogotá, and Toronto. Currently, we have no GMP certified manufacturing facilities in these areas or anywhere. We are developing plans to source production, or to joint venture with existing facilities, or potentially to acquire or build GMP Certified facilities in those areas. These developing plans include seeking out already existing facilities currently in operation, either already GMP Certified or willing to become GMP Certified, as well as preliminary discussions with potential joint venture partners. We are also in the preliminary planning stages regarding the possibility of obtaining the license to operate in Malta. While no specific plans have been finalized, the Company is continuing to pursue all options. Combining the production through these facilities and compliance services with our proprietary information and transactional SAAS (Software as a Service) platform (being developed by Corengine for our Global3PL, Inc. subsidiary), Cannagistics, Inc. plans to offers its clients a true turn-key supply chain information and management platform.

With the current situation related to the COVID-19 pandemic, our developmental plans to seek out existing GMP facilities have been delayed by the inability to travel. Regardless, we have been able to conduct some due diligence in our search and we plan to conduct site visits and other due diligence once travel is permitted. The Company believes as the ability to travel once again becomes possible, specifically including internationally travel, that our above plans can be better implemented in locating suitable facilities.

To serve the EU market, we would like to have a GMP facility in Malta that will focus on cosmetics, pharmaceutical, nutraceutical or “bioceutical” and medicinal products for our clients, and plans to provide end to end tracking, manufacturing and testing. We plan to have this Malta lab cater to customers in the EU. We also plan to have other facilities that will cover our target customers in the US, Canada and Columbia in Baton Rouge, Toronto and Bogotá, respectively.

Initially, the products we intend to focus on are skin care and anti-aging creams and other over the counter products, and subsequently seeking to add products with hemp-based application. Our services would include the production, under their requirements, distribution and handling of orders as a third-party.

We have discussed the plan to create the Malta facility and other facilities with potential customers for products manufactured at these facilities. We have received positive feedback on the initiative and commitments from at least two clients to which we plan to sell products.

During the past 18 months, Global3PL Inc. (a New York Corporation) has consulted with logistics and technology experts to design and begin the development of a best-of-breed, first-of-kind information technology system. To date, about seven (7) months' worth of custom-coding by our contractor has been completed with an expectation of an additional 2-3 months of work still required for it to be ready for testing. Upon completion, it is intended that clients shall be able to login to the system to communicate and transact business with the Company in real-time, as it relates to aspects of the client’s supply chain. This can include, the tracking of inbound raw material from various vendors, the manufacturing schedule of finished goods, inventory tracking of raw materials and finished goods, international compliance documentation, and the contacting and tracking of the shipping of the finished goods to their delivery destination(s). Though the Company has high expectations for the functionality of the new system, it does not make any assurances that the system will be completed, shall work as planned if completed, nor be embraced by potential clients as intended.

Therefore Global3pl, Inc. (NY) will be a logistics subsidiary serving the just-in-time inventory & distribution industry, as well as the special and general commodities sector of the North American freight industry. The SaaS-based platform ecosystem will fully integrate all aspects of the Company’s operations, from receiving raw materials for clients, through product manufacturing, document compliance, distribution, and shelf-life batch tracking. It is expected to be operational in the third or fourth quarter of 2020.

Global3pl, Inc., (a New York corporation)

Global 3PL, Inc. is a logistics subsidiary serving the just-in-time inventory & distribution industry, as well as the special and general commodities sector of the North American freight industry. This information pipeline shall operate under four brands: G3PL, AFX, Urban X, and Cannagistis. The SaaS-based platform ecosystem will fully integrate all aspects of the Cannagistics operations, from receiving raw materials for clients, through product manufacturing, document compliance, distribution, and shelf-life batch tracking.

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Our targeted client markets (OTC, pharmaceutical, nutraceutical, cosmetics, and Hemp/CBD-related products) are heavily regulated, and highly fragmented from state to state, and country to country. Every country has their own certified product standards; such as FDA in the U.S. Target client markets require batch product tracking throughout shelf life and GMP certified standards in manufacturing. There is currently, we believe, a lack of seamless automation across the supply chain.

Our solution offers a fully-automated and scalable service for end to end information, manufacturing, sales, and tracking. We believe the benefits achieved from our logistics services for clients are as follows:

▪	Ability to track products from ingredient stage all the way to sale;
▪	Provides 24/7 visibility;
▪	Expands collaboration;
▪	Proivde a single point of access:
▪	Incorporates big data and client behavior statistics;
▪	Reduces redundancy;
▪	Increases productivity;
▪	Offers a subscription based model; and
▪	Capable of supporting multiple client usage.

On September 26, 2019, the Board of Directors approved the registered spinout of its Global3pl, Inc., (a New York corporation) (“Global3pl”) subsidiary. Global3pl is a logistics technology provider, along with the American Freight Xchange and UrbanX Platforms that have been under development by the Company.

For the spinout, the Board of Directors declared a stock dividend for all shareholders, with a record date of October 10, 2019. For every 50 shares of common stock of the Company, all shareholders of record on the record date will receive one share of common stock in Global3pl. Global3pl planned to file a registration statement as part of its raise of capital to complete the development of American Freight Xchange, a North American freight broker-driven 3pl network to handle the management of long haul LTL (less than truckload), and specialty freight (white glove) services and Urbanx, a North American network of rush-messenger local trucking services for forward and reverse last mile delivery (including white glove service).

However, on March 18, 2020, the Board of Directors resolved to reverse its prior decision to spin-off Global3pl, Inc. and to instead continue with the development of its logistical operations. The reversal came in the midst of performing the year-end audit. Because the audit was delayed, the Company continued its investment in time and money in the development of the platforms mentioned. The decision to retain Global3pl also resulted from the design to establish a Malta Project, and the change of focus to Supply Chain Management. With this project at the forefront, the board determined that continued financial support for Global3pl was warranted. The Global3pl and AFX software and operating system are expected to serve as the platform to which the Canangistics Supply Chain Management and Operating System will be based. Therefore, the board decided to retain Global3pl and not spin off the company so that it may develop our SAAS (Service as a Software) system. Despite the record date set for the spin-off on October 10, 2019, there were no shares of Global3pl tendered to the shareholders of Cannagistics to complete the spin off transaction.

While the Company currently does not have any specific plants or facilities, and ceased its third-party logistics operations as of the second fiscal quarter of the Company, we are continuing the development of our plans to utilize GMP Certified facilities in our business plan. Although our Auditors have included a “going concern” statement in their opinion, we are actively pursuing our plans. However, currently we have only one employee, our President and Director.

GMP Certified Facilities

We have plans to develop a GMP certified biotech lab in Malta with a fundamental skill in initially the cosmetic and then potentially the medicinal, nutraceutical and cannabis/hemp/cbd industries. We plan to have this Malta lab cater to customers in the EU. We also plan to have other facilities that will cover our target customers in the US, Canada and Columbia in Baton Rouge, Toronto and Bogotá, respectively. Below are the some of the characteristics of our planned facilities:

If we are successful in fully developing such capabilities we intend to seek out and employ a solid team of a multidisciplinary professionals in the pharmaceutical, nutraceutical and over the counter industries, and utilize complex supply chain and logistics management, unique technology and intellectual property. Cannagistics Lab’s purpose is to add value and offer a progress proposal to the Malta medicinal cannabis industry, based on its interest to support, educate, take advantage of and focus on the development of potentially breakthrough medicinal cannabis products with different therapeutic uses in patients around the world to whom science and traditional medicine simply could not reach. Such products will be subject to testing and certification from various governmental agencies, which may be a difficult expensive and time consuming process. Our vision and knowledge will potentially focus on GMP biopharmaceutical cannabis based medicines, - with the highest standards starting from the raw material - for multiple applications in patients, using latest technology, ancestral knowledge, scientific studies, with an exceptional team of research and development following the strictest standards and good distribution practices for export and national use.

We have no manufacturing plant or GMP facilities at the present time. As we continue our search to find suitable facilities, we believe that we will need to have the following areas for the production process, which will implement the safety protocols required for the project to be developed.

▪	Area of receipt: Area of the property that has been destined for the receipt of the raw material and supplies that arrives for the manufacturing process.

▪	Raw material area: Warehouse equipped with the security measures required for the storage of the raw material.

▪	Production and manufacturing area: Sector where the manufacturing process will be carried out in which the transforming plant will be in order to obtain the final product.

▪	Reagents and supplies area: Warehouse equipped with the security measures required for the storage of reagents and supplies.

▪	Solid waste area: Sector destined for the storage of solid waste produced during the manufacturing process.

▪	Finished product area: Warehouse equipped with the security measures required for the storage of the finished product.

▪	Dispatch area: Sector from where the process of dispatch and delivery of the finished product to its final recipient will take place

▪	Administrative area: Sector of the factory where administrative, accounting and security activities will be developed.

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Competition

The Global Supply Chain management area has many different entities, all competing. Some are very large. However, our model is significantly different from most of the providers already operating.

To be successful in the global supply chain management area, a company must be involved in planning the function of the entire process, from start to finish, or end to end. We intend to concentrate our model on the cannabis, nutraceutical, pharmaceutical and cosmetic areas. We believe this makes our approach unique and distinguishable at this time.

There is no guarantee that a larger, more fully funded, company will determine to seek to gain access to the same business.

Intellectual Property

Our Global3pl SAAS Platform is a proprietary software developed by the Company. The SaaS-based platform ecosystem will fully integrate all aspects of the Cannagistics operations, from receiving raw materials for clients, through product manufacturing, document compliance, distribution, and shelf-life batch tracking.

Government Regulations

We are subject to various types of governmental regulations for the various aspects of our global supply chain management operations.

GMP is an acronym of Good Manufacturing Practices. This subjects us to stringent rules and regulations, depending on the jurisdiction where located. For example, a facility in the United States is subject to inspection and regulation by the Food and Drug Administration and possible other agencies. The requirements for facilities in the European Union may be similar or subject to some different interpretations.

Employees

Currently the Company has no full or part time employees, other than our Sole Director/President. Once we have completed the development of our SAAS Platform and our Malta Project we anticipate having no more than 20 employees. If we are successful in the completion of other projects, that number will increase.

Previously, On September 18, 2019, the Company announced, with a press release, the signing of a Letter of Intent (the “LOI”) with Unified Cannabis of Calgary, Canada (“Unified”) whereby Unified will merge qualified assets into the Company in an all-stock transaction. The Company will then raise the capital necessary to effectuate the merger of the assets and acquisition targets of Unified and for the explosive organic growth strategy of Cannagistics and Unified, combined, thus creating the first CBD/Hemp/Cannabis International Vertically Optimized Company (CIVOC). On January 15, 2020, the Company notified Unified that it was not proceeding with the transaction. The cancellation was due to the difficulties in raising the capital necessary for the closing of the contemplated transaction.

USE OF PROCEEDS

We estimate that, at a per share price of $0.25, the net proceeds from the sale of the 40,000,000 shares in this offering will be approximately $9,950,000, after deducting the estimated offering expenses of approximately $50,000.

We intend to use the Net Proceeds of this Offering to in the development of our business plan and growing in our core business, however the Company reserves the right to change the uses of funds at its discretion. We plan to invest the funds of the offering as follows:

a)	Retire certain corporate debts and other expenses. Said debts would include two Convertible Promissory Notes in the amounts of $75,000 and $35,000, convertible at a 45% discount to the then current price of the shares of the company and convertible at a 42% discount to the then current price of the shares of the company, respectively. The $75,000 note will have pre-payment payoff amount of approximately $105,000 as of July 1, 2020, and the $35,000 note will have a pre-payment payoff of approximately $42,000;
b)	Used for potential sourcing of production or entering into joint ventures or potential acquisitions and/or joint ventures with already existing facilities, such as in Baton Rouge, LA, and Canada, and the cost to bring any such facilities up to GMP Standards;
c)	Payment of compensation and expenses for our Sole Officer and Director in accordance with his compensation agreement; and
d)	General working capital and general public company expenses.

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	Maximum Offering
	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	.005%
Continued development of current projects, including the SAAS Platform	750,000	8.3%
Sourcing of production or potential joint ventures or potential acquisitions and/or joint ventures with existing facilities in Canada and Baton Rouge, LA, and cost to bring up to GMP Certification	5,000,000	55%
Retirement of Corporate Debt	150,000	1.6%
Officer/Director Salary and Expenses	200,000	2.2%
General Working Capital	3,200,000	35.3%

TOTAL	9,050,000	100.00%
Discount and Commission	1,000,000
TOTAL OF THE OFFERING	$10,000,000	100.00%

(1) Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

We expect to use the proceeds if we raise only 50% of the Maximum Offering, or $5,000,000 as follows:

	Reduced $ 5,000,000
	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	1%
Continued development of current projects, including the SAAS Platform	750,000	16.8%
Sourcing of production or potential joint ventures or potential acquisitions and/or joint ventures with existing facilities in Canada and Baton Rouge, LA, and cost to bring up to GMP Certification	3,000,000	67.4%
Retirement of Corporate Debt	150,000	3%
Officer/Director Salary and Expenses	200,000	4%
General Working Capital	1,475,000	29.7%

TOTAL	$4,950,000	100.00%
Discount and Commission	500,000
TOTAL OF THE 50% OFFERING	$5,000,000	100.00%

(1) Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

We expect to use the proceeds if we raise only 25% of the Maximum Offering, or $2,500,000 as follows:

	Reduced $ 2,500,000
	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$50,000	2.5%
Continued development of current projects, including the SAAS Platform	300,000	15%
Sourcing of production or potential joint ventures or potential acquisitions and/or joint ventures with existing facilities in Canada and Baton Rouge, LA, and cost to bring up to GMP Certification	1,050,000	52.5%
Retirement of Corporate Debt	150,000	8%
Officer/Director Salary and Expenses	200,000	10%
General Working Capital	300,000	15%

TOTAL	$2,000,000	100.00%
Discount and Commission	250,000
TOTAL OF THE 25% OFFERING	$2,250,000	100.00%

(1) Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Our net tangible book value (deficit) as of January 31, 2020 was ($3,628,000) or ($0.037) per share of outstanding common stock, based in 97,599,277 outstanding shares. The current outstanding common shares at January 31, 2020 is 97,599,277 shares therefore the net tangible book value (deficit) is ($0.037) per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after January 31, 2020 other than the new amount of outstanding shares 102,599,277 and the sale of 40,000,000 shares in this offering at the initial public offering price of $0.25 per share, our pro forma net tangible book value as of January 31, 2020 was $ 97,599,277 or $0.037 per share of outstanding common stock. Dilution in net tangible book value per common share, represents the difference between the amount per share paid by the purchasers of our common shares in this offering and the net tangible book value per share of our common stock immediately afterwards. This represents an immediate increase of $0.083 per share of common stock to existing shareholders and an immediate dilution of $0.204 per share of common stock to the new investors, or approximately 81.6% of the assumed initial public offering price of $0.25 per share. The following table illustrates this per share dilution:

		Maximum
	Per Share	Offering
Initial price to public	$0.25	$10,000,000
Net tangible deficiency as of January 31, 2020	$(0.037)	$(3,613,000)
Increase in net tangible book value attributable to new investors	$0.25	$10,000,000
As adjusted net tangible book value after this offering	$0.046	$6,372,000
Dilution in net tangible book value per share to new investors	$0.204

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing shareholders	97,599,277	70.9%	2,706,719	21.3%	$0.028
New investors	40,000,000	29.1%	10,000,000	78.7%	$0.25
Total	137,599,277	100%	12,706,719	100%	$0.092

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own 29.1% of the then outstanding shares of common stock, but will have paid 100% of the total consideration for our outstanding shares, resulting in a dilution of $0.204 per share. See “Dilution.”

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SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 3,000,000 shares of our common stock including 1,000,000 shares of common stock underlying warrants held by one shareholder.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 4, 2020 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)

Citta Alta Capital, Inc. (1)	3,000,000(2)	3,000,000(2)	0	0
Total	3,000,000	3,000,000

(1)	Craig Coaches is the President and control person of Citta Alta Capital, Inc.
(2)	Includes shares pursuant to a Warrant to purchase shares at $0.15 per share

PLAN OF DISTRIBUTION

This Offering Statement is part the Form 1-A that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

We intend to sell the shares in the primary offering through the efforts of our sole officer, James Zimbler. Mr. Zimbler will not receive any compensation for offering or selling the shares in our primary offering. We believe that Mr. Zimbler is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Zimbler:

▪	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act;
▪	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
▪	is not an associated person of a broker or dealer;
▪	meet the conditions of the following:
▪	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;
▪	is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
▪	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

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The Selling Shareholders may pledge all or a portion of their respective Selling Shareholder Shares owned as collateral for margin accounts or in loan transactions, and the Selling Shareholder Shares may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by any such Selling Shareholder, the pledge in such loan transaction would have the same rights of sale as the Selling Shareholders under this Offering Circular. The Selling Shareholders may also enter into exchange traded listed option transactions, which require the delivery of the Selling Shareholder Shares listed under this Offering Circular. The Selling Shareholders may also transfer the Selling Shareholder Shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as Selling Shareholders under this Offering Circular.

The Selling Shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person. We have instructed the Selling Shareholders that they may not purchase any of our securities while they are selling their respective Selling Shareholder Shares under this Offering Circular.

We will not pay for any expenses relating to the sale of Selling Shareholders Shares by the Selling Shareholders, except the expenses related to filing this Offering Circular.

Quotation

Our Common Stock is traded on the OTCMarkets.com Pink Sheet Open Market under the symbol “CNGT.”

Pricing of the Offering

Prior to the offering, there has been a limited public market for our common shares. The initial public offering price was determined by the Company. The principal factors considered in determining the initial public offering price include:

▪	the information set forth in this Offering Statement and otherwise available;
▪	our history and prospects and the history of and prospects for the industry in which we compete;
▪	our past and present financial performance;
▪	our prospects for future earnings and the present state of our development;
▪	the general condition of the securities markets at the time of this offering;
▪	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
▪	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

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▪	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
▪	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);
▪	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
▪	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;
▪	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
▪	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
▪	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or
▪	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Procedures for Subscribing

When you decide to subscribe for shares in this Offering, you should:

Go to www.cannagistics.io home page, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 1A-4 to the Offering Statement of which this Offering Circular is part.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

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The subscription agreement requires investors to indemnify the company and its officers and directors for any claim of brokerage commissions, finders’ fees or similar compensation, if the signatory to the subscription agreement does not have the legal authority to bind the investor and for the other representations and warranties made in Article II of the Subscription Agreement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of April 27, 2020, there were 102,599,277 shares of our common stock issued and outstanding. Our shares are currently held by approximately 185 stockholders of record. As of April 27, 2020, there were 8,000,000 shares of our Series D Preferred Stock issued and outstanding held by our officer and director and, as of March 31, 2020, another 2,000,000 shares of our Series D Preferred Stock was issued to Solid Bridge Investments, Inc. for a total of 10,000,000 outstanding shares held as of March 31, 2020.

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Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

We have no outstanding shares of preferred stock other than 10,000,000 shares of our Series D Preferred Stock.

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Series D Preferred Stock

On May 7, 2019, our Board of Directors voted to designate a class of preferred stock entitled Series D Preferred Stock, consisting of up 8,000,000 shares, par value $0.001. Under the Certificate of Designation, holders of Series D Preferred Stock will participate on an equal basis per-share with holders of our common stock, Series A Preferred Stock and Series C Preferred Stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series D Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 72.5 votes for each share held. Holders of Series D Preferred Stock are entitled to convert each share held for 72.5 shares of common stock. On April 29, 2019, we issued 8,000,000 shares of Series D Preferred Stock to Emerging Growth Advisors, Inc., controlled by our President/Director, James W. Zimbler, as bonus compensation for the services provided to the Company. On March 31, 2020 we authorized the issuance of 2,000,000 shares of our Series D Preferred Stock to Solid Bridge Investments, Inc. controlled by Carlos and Virginia Defex as part of the compensation for the work to be done by them regarding the Malta Project.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of Common Stock. For example, preferred stock issued by us may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

As of January 31, 2020, we had no outstanding Warrants for the purchase of shares of common stock of the Company.

As of January 31, 2020, we had no outstanding options for the purchase of shares of common stock of the Company.

As of January 31, 2020, we had the following Convertible Securities:

Julius Csurgo is the beneficial owner of the shares held by Realty Capital Management. The Note represents 1,367,500 shares of common stock and principal and accrued interest of $16,474 under a convertible note that is convertible into 7,321,778 shares of our common stock.

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Description	January 31, 2020

Convertible note agreement dated November 1, 2013 in the amount of $30,000 payable and due on demand bearing interest at 12% per annum. Principal and accrued interest is convertible at $.002250 per share.	$11,041
Convertible note agreement dated February 20, 2018 in the amount of $1,034,000 payable and due on demand bearing interest at 10% per annum. Principal and accrued interest is convertible at $.028712 per share.	$1,034,000
Convertible note agreement dated March 13, 2019 in the amount of $800,000 payable and due on March 20, 2020 bearing interest at 24% per annum. (1)	$800,000
Convertible note agreement dated June 28, 2019 in the amount of $300,000 payable and due on June 28, 2020 bearing interest at 20% per annum. (1)	$300,000
Convertible note agreement dated August 6, 2019 in the amount of $31,500 payable and due on August 6, 2020 bearing interest at 20% per annum. (1)	$31,500
Convertible note agreement dated August 19, 2019 in the amount of $3,800 payable and due on August 19, 2020 bearing interest at 24% per annum. (1)	$3,800
Convertible note agreement dated September 4, 2019 in the amount of $36,500 payable and due on September 4, 2020 bearing interest at 20% per annum. (1)	$36,500
Convertible note agreement dated December 4, 2019 in the amount of $95,000 payable and due on December 4, 2020 bearing interest at 12% per annum.(1)	$95,000
Convertible notes, net of discount	$2,311,841

The Company recognized $0 of debt discount accretion expense on the above notes. Interest expense related to these notes for the six months ended January 31, 2020 was $187,218

(1) Notes have a conversion rate of discount of (65%) of the price per share paid for the Financing Securities in any Qualified Financing (“Financing Securities Price”) or the opening price on the first day if trading on any such Exchange.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our Common Stock is currently quoted on the OTC Pink under the trading symbol “CNGT.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Empire Stock Transfer, located at 1859 Whitney Mesa Dr.

Henderson, NV 89014. Phone: (702) 818-5898.

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Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

BMKR, LLP has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. BMKR, LLP has presented their report with respect to our audited financial statements. The report of BMKR, LLP is included in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF FACILITIES

The disclosures concerning our properties are contained in the section titled “Description of Business” above and incorporated herein by reference.

LEGAL PROCEEDINGS

I.

We are a party to a case titled William Prusin v. Precious Investments Inc., and Kashif Khan. The litigation was commenced in the Ontario Superior Court of Justice (Commercial List) on July 20, 2016. The litigation stems from a diamond purchase agreement entered into on April 1, 2016 between Dr. William Prusin and Precious Investments Inc. By virtue of the terms of the agreement, Precious Investments purchased Dr. Prusin’s diamond portfolio, which was valued at $3.8 million (CDN) for the purposes of the agreement. In exchange for the diamond portfolio, Dr. Prusin was provided with 1,324,413 common shares of Precious Investments.

In the Statement of Claim, the plaintiff is alleging a breach of the Ontario Securities Act and claims that documents provided to him contain untrue statements of material fact or omissions. The plaintiff has also alleged that Precious Investment and Mr. Khan distributed securities in Ontario without issuing a prospectus and obtaining the required prospectus exemption or a registration exemption. In the alternative, the plaintiff has alleged that Mr. Khan made fraudulent misrepresentations which induced Dr. Prusin to enter into the diamond purchase agreement. The fraudulent misrepresentation allegation involves the future value of Precious shares, the timing by which Dr. Prusin had to sign the diamond purchase agreement, the involvement of Dundee Capital Markets, Mr. Khan’s investment in Precious Investments, and the management team at Precious Investments. Given these allegations, the plaintiff claims that he is entitled to obtain an order rescinding the diamond purchase agreement.

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The Company and Mr. Khan deny all of the plaintiff’s allegations. The Company and Mr. Khan deny that any documents provided to Dr. Prusin constitute an “offering memorandum”, or that any prospectus was required under the Ontario Securities Act since the transaction falls within the exemption set out in National Instrument 45-106. In addition, the defendants deny that any fraudulent misrepresentation was made to Dr. Prusin. The defendants have filed a counter-claim against Dr. Prusin, alleging a breach of the diamond purchase agreement.

The action is currently dormant, although the plaintiff has retained new counsel. Current local Counsel for the Company believes that it will be ultimately successful in defending the action.

II.

KRG Logistics, Inc., now known as Global3pl, Inc., (an Ontario corporation), a now discontinued operational subsidiary of the Company, was named as the defendant in an action in the Ontario Superior Court of Justice by Ron Alvares, one of the original shareholders of KRG Logistics, Inc., when it was purchased by the Company in 2017. The action is for breach of contract for monies due as a result of the Purchase Agreement and for an amount due from a shareholder loan claimed by Mr. Alvares to KRG Logistics on September 30, 2014. The Company intends to defend against the breach of contract claim as the amount claimed to be due is incorrect, based on payments already made. It will also file counter-claims based on intentional interference of contracts by Mr. Alvares and his son for stealing clients of the Company and industrial sabotage of the Company’s software systems. With respect to the claim of an outstanding shareholder loan it is the position of the Company that said shareholder loan was never disclosed to the Company at the time of the purchase and based on information available, any such shareholder loan was paid off with the down payment provided by the Company for the purchase of KRG Logistics, Inc.

Procedurally the plaintiff has named the wrong parties and Counsel in Ontario is waiting for an amended complaint to file an answer and counterclaims.

III.

On February 4, 2020, Jeffrey Gates commenced an action in the Supreme Court of the State of New York, County of Suffolk against the Company and Mr. Zimbler for the non-payment of a Promissory Note, of which the balance of $135,000, plus interest. The Company has retained Counsel to appear and defend the action. The Company has every intention of resolving this matter prior to the Court rendering a decision.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following information sets forth the name, age, and position of our current director and executive officer as of the date of this Annual Report.

Name	Age	Position(s) and Office(s) Held
Rob Gietl	55	Chairman of the Board, President and Chief Executive Officer
James W. Zimbler	55	Director

Set forth below is a brief description of the background and business experience of our current executive officer and directors.

Rob Gietl- -

Rob Gietl was most recently, Until March 2020 the Interim CEO of Availa Bio, Inc., a company engaged in the development of numerous patented and patent pending products in the health and wellness space. From April 2017 to February 2019, Mr. Gietl was CEO of MYM Nutraceuticals Inc., an emerging bio-pharmaceutical company and distributor of medical cannabis products. He previously served from September 2015 to March 2017 as the Director of Business Development at NRI Global Inc. where he led industrial acquisitions, environmental remediation and global sales of reusable assets and commodities.

From 2011 to 2015 was the Director of Business Development at RG Consultants. Responsible for the Research, investigation, and evaluation of large industrial facilities. Client partnership to develop various strategies for decommissioning with land repurposing considered, including the ability to repurpose reusable assets globally, the evaluation of Ferrous steel quantities and Non Ferrous copper, stainless steel, aluminum, brass for both for processing to Smelter specs and sell throughout North America and overseas with all aspects of Logistics considered to satisfy clients timelines & production schedules. In 2010, was Director of Terminal City Club a private club in Vancouver, BC. leading the development/execution of the corporate vision and strategic plans plus supporting the profitable management of ongoing business operations. Charged with directing and controlling marketing, financial, capital costs, human resources, staff development and administration to realize a rapid growth within a brief period. From 1996 to 2009 was the Managing Director of Element Hospitality Group, Vancouver, BC and was involved with the purchase, rebuild and rebranding of an existing restaurant concept, extended formula to open second location in another area of the city within 5 years. Project managed renovation, established key relationships with suppliers and contractors, managed all fiscal budgets and resources Was integral to the 150% increase in revenues for second location within first year, the recruitment of a management team of 40, establishing a superior customer experience and developed creative marketing programs and initiated partnerships with local businesses to build brand awareness, outpacing the competition and increasing revenue streams.

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Mr. Gietl is a seasoned Business Development and Operations executive with a diverse track record of leading change across all areas of concept creation, brand re-positioning, market penetration, fiscal accountability and efficient execution of business plans. He has grown business effectiveness in an array of sectors and circumstances throughout Canada, consistently aligned with stakeholders’ goals and values. Mr. Gietl was most recently the Director of Business Development at NRI Global Inc. where he headed up multimillion-dollar industrial acquisitions, environmental remediation and global sales of reusable assets and commodities. His skills in negotiations and plan development enabled him to leverage partnerships to accelerate expansion and facilitate synergy in execution.

James W. Zimbler, Director

James W. Zimbler is President of Cannagistics, Inc., and was responsible for strategic decision making, capital expenditure planning and staffing issues. He is also a management consultant, through his company Emerging Growth Advisors, Inc., specializing in roll ups and turn-around work. Mr. Zimbler has over 30 years’ experience in the Logistics and Transportation field as a manager and owner of a number of previous operations. Since 2000 he has been involved in various public companies, either as management or consultant, involved in “turn-around” situations, mergers and acquisitions and start-ups. Previously, Mr. Zimbler was a founder and CEO of Eco-Petroleum Solutions, Inc. He has worked with many public and private companies and has been involved in consulting services for capital raising, recapitalization and mergers and acquisitions for various clients since 2000. In addition, he has served on the Board of Directors and/or as an officer of several public companies since 2000, including Eco-Petroleum Solutions, Inc., Accountabilities, Inc., Triton Petroleum Group, Inc., Universal Media, Inc., and Genio Holdings, Inc.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1. Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2. Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

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5. Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our full board serves the functions that would normally be served by a separately-designated Audit Committee, Nominating Committee, and Compensation Committee. Further, we do not have an audit committee financial expert on the Board.

Code of Ethics

The Company has not yet adopted a Code of Ethics as defined by applicable rules of the SEC. The Company anticipates that it will adopt a Code of Ethics when appropriate as it hires additional employees and obtains additional officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rob Gietl Chairman and President and CEO	2020	90,000 (1)	0	2,000,000 (2)	0	0	0	0	__
James W. Zimbler, CEO and Director	2019 2018 2017	151,133 95,000 0	0 0	6,000,000 (3) 0 0	0 0	0 0	0 0	0 0	__ __

*  Stock Award was 8,000,000 Series D Preferred Shares

(1)       Based on the remaining 6 months of Calendar year 2020

(2)       Stock award of 2,000,000 shares of Series D Preferred Stock is the result of a transfer from Emerging Growth Advisors, Inc., holding of 8,000,000 shares of Series D Preferred Stock

(3)       Initial Stock Award was 8,000,000 Series D Preferred Shares in the name of Emerging Growth Advisors, Inc. A total of 2,000,000 shares was transferred to Rob Gietl as part of his agreement to become President/CEO and Chairman of the Company.

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Narrative to Summery Compensation Table

On October 1, 2018, we entered into an employment agreement with James W. Zimbler (“Zimbler”) to be our Chief Executive Officer (the “Zimbler Agreement”). Effective with the appointment of Rob Gietl as President/CEO and Chairman of the Board of Directors, the Employment Agreement was superseded by a consulting Agreement dated July 1, 2020.

The following is a summary of the material terms of the Zimbler Agreement.

▪	The term commences on October 1, 2018 and is for a period of five (5) years, unless terminated earlier as provided therein.

▪	Zimbler’s initial annual Base Salary is $195,000, with an increase of 3% each year for the term of the Agreement.

▪	Zimbler is entitled to participate in any Bonus or Executive Compensation Plan established by the Company Zimbler is also entitled to car allowance of up to $1,000 per month for the term of the Zimbler Agreement.

▪	Zimbler will be entitled to participate in our health and welfare benefit programs and vacation and other benefit programs for which other employees of our company are generally eligible, subject to any eligibility requirements of such plans and programs.

▪	Upon termination of Zimbler’s employment, he may be entitled to receive certain post-termination severance benefits depending upon whether such termination is by the Company without Cause, in relation to a Change of Control, a resignation by Zimbler for Good Reason, or by reason of Zimbler’s death or disability (as such terms are defined in the Zimbler Agreement).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 27, 2020, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 1200 Veterans Highway, Suite 310, Hauppauge, NY 11788.

	Common Stock		Series D Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)
James Zimbler (3)	72,500,000	70.6%	8,000,000	80%
All Directors and Executive Officers as a Group (1 person)	72,500,000	70.6%	8,000.000	80%
5% Holders
Solid Bridge Investments, Inc. (4)	-0-	-0-	2,000,000	20%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class of common stock is based on 102,599,277 shares of common stock as of April 27, 2020. The percent of class of Series D Preferred Stock is based on 102,599,277 shares of common stock as of April 27, 2020.

(3)	Mr. Zimbler, though Emerging Growth Advisors, Inc., is the holder of 8,000,000 shares of Series D preferred stock, with voting rights of 72.5 shares of common stock per one share of Series D Preferred Stock.

(4)	Carlos Defex and Veronica Defex are the beneficial owners and control persons for Solid Bridge Investments, Inc. are the holder of 2,000,000 shares of Series D preferred stock, with voting rights of 72.5 shares of common stock per one share of Series D Preferred Stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

We entered into three convertible note agreements dated November 1, 2013, totaling $45,000. These notes matured on November 30, 2015 and bear interest at 12% per annum. Principal and accrued interest is convertible at $.00225 per share. The principal and accrued interest under the notes belong to the following:

Holder	Remaining Principal and Accrued Interest
Realty Capital Management (Julius Csurgo)	$16,607
Helena Growth Capital Ltd. (John Figliolini)	$2,751
Torey Jean Gault	$2,338

Karrah, Inc. has paid certain of our expenses. The sole owner of Karrah, Inc. is the wife of Kashif Khan, our officer and director.  Karrah advanced $442,497 and $0 during the years ended July 31, 2017 and 2016. As of the July 31, 2017 and 2016, there were $691,202 and $133,554 due, respectively.

On March 28, 2016, we signed a letter of intent with Karrah. Pursuant to the letter of intent, the parties set forth their understandings in contemplation of an acquisition of all of the issued and outstanding shares of stock in Karrah, resulting in a parent subsidiary relationship.

On October 26, 2016, we learned that it was not possible to obtain an audit of Karrah that we were required to file with the SEC in connection with the acquisition as a result of the nature of the company’s jewelry inventory. Because we were unable to obtain an audit of Karrah, on October 28, 2016, we have restructured the entire transaction by entering into a Termination and Restructure Agreement. First, we and Karrah have mutually agreed to cancel the Agreement to acquire the issue and outstanding shares of stock in Karrah. Second, we agreed to purchase from Karrah its customer list in exchange for a revised promissory note (the “New Note”). The New Note will be in favor of Karrah valued at $1,500,000 with interest at 6% per annum and will not be secured by the assets of Karrah. The customer list has been invaluable in establishing our current colored diamond inventory. Third, we have acquired some of the inventory from Karrah, and the value of the New Note reflects that consideration as well.

On August 10, 2015, we entered into a Diamond Purchase Agreement (the “Agreement”) with Kashif Khan (“Khan”). Pursuant to the Agreement, we acquired from Khan colored diamonds with a wholesale value of $40,000,000 (the “Assets”). We did not assume any of Khan’s liabilities in the transaction. Pursuant to the Agreement, we acquired from Khan the Assets for three demand secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $40,000,000.

On July 15, 2016, Khan demanded payment on the Notes. We have not raised $5 million in debt or equity financing and no portion of the Notes have been converted. As such, on July 25, 2016, we elected to return the Assets to Khan in lieu of payment.

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ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting James Zimbler - CEO at our executive offices. The telephone number is 631-676-7230. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

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FINANCIAL STATEMENTS AND EXHIBITS

CANNAGISTICS INC.

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BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppage, New York 11788	T 631 293-5000 F 631 234-4272 www.bmkr.com

Thomas G. Kober, CPA	Charles W. Blanchfield, CPA (Retired)
Alfred M. Rizzo, CPA	Bruce A. Meyer, CPA (Retired)
Joseph Mortimer, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FIRM

To the Board of Directors and

Stockholders of Cannagistics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cannagistic, Inc. and Subsidiaries (the Company) as of July 31, 2019 and 2018, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the two- year period ended July 31, 2019, and the related notes ( collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two- year period ended July 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $3,675,857 during the year ended July 31, 2019, and, as of that date, had a working capital deficiency of $3,310,840 and net deficit of $3,100,729. The Company needs additional financing to maintain its operations and any future financing is not assured. As a result, has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to the going concern.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

BMKR, LLP

We have served as the Company’s auditor since 2017

Hauppauge, NY 11788

January 15, 2020

Member American Institute of Certified Public Accounts

Member Public Company Accounting Oversight Board

F-1

CANNAGISTICS, Inc., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AUDITED)

	July 31, 2019	July 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$630	$14,238
Accounts and other receivables	498,766	561,546
Prepaid expenses	16,515	11,154
Related party receivables, less allowance for doubtful accounts of $1,055,783	1,900	1,209,000

TOTAL CURRENT ASSETS	517,811	1,795,938

EQUIPMENT AND IMPROVEMENTS	54,296	45,130

OTHER ASSETS:
Restricted cash	152,181	0
Security deposits	3,634	36,711

TOTAL OTHER ASSETS	155,815	36,711

TOTAL ASSETS	$727,922	$1,877,779

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$893,957	$830,079
Note payable - line of credit	258,708	264,935
Promissory notes	165,000	40,350
Convertible notes payable	2,145,041	1,034,000
Related party payables	365,945	406,274
TOTAL CURRENT LIABILITIES	3,828,651	2,575,638

LONG-TERM LIABILITIES
Promissory notes	0	175,000
TOTAL LONG-TERM LIABILITIES	0	175,000

TOTAL LIABILITIES	3,828,651	2,750,638

STOCKHOLDERS' (DEFICIT) EQUITY:
Preferred Stock; $0.001 par value; 20,000,000 shares authorized, 8,000,000 and 1,000,000 shares issued and outstanding as of July 31, 2019 and 2018	8,000	1,000
Common stock; $0.001 par value; 250,000,000 shares authorized; 93,118,077 and 14,355,645 outstanding as of July 31, 2019 and 2018, respectively	93,029	14,267
Additional paid-in capital	2,613,690	1,270,568
Treasury stock	(45,000)	(45,000)
Accumulated deficit	(5,770,449)	(2,113,694)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(3,100,729)	(872,859)

TOTAL LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY	$727,922	$1,877,779

See accompanying notes to the consolidated financial statements

F-2

CANNAGISTICS, Inc., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	July 31, 2019	July 31, 2018

Revenues	$2,329,899	$2,220,755

Cost of revenue	2,150,398	2,040,280

Gross profit	179,501	180,475

Operating expenses
General and administrative expenses	285,185	255,187
Bad debt	1,055,783	—
Wages and benefits	493,045	196,776
Rent	37,699	18,426
Consulting	77,920	26,535
Professional fees	344,267	369,551
Total operating expenses	2,293,899	866,475

Loss from operations	(2,114,398)	(686,000)

Other income (expense)
Interest Income	88,471	45,893
Interest expense	(253,206)	(74,667)
Gain on sale of assets	—	4,588
Loss on conversion of debt	(1,289,724)	(862,499)
Loss on conversion of stock	(99,000)	—
Loss on issuance of stock	(8,000)	(238,816)
Total other expense	(1,561,459)	(1,125,501)

Net loss	(3,675,857)	(1,811,501)

Net loss Attributable to Company	3,675,857	1,811,501

Net loss per common share: basic and diluted	$(0.14)	$(0.13)

Basic and diluted weighted average common shares outstanding	26,008,484	14,355,645

 See accompanying notes to the consolidated financial statements

F-3

CANNAGISTICS, Inc., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(AUDITED)

	Common Stock		Preferred Stock C		Preferred Stock D
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Noncontrolling Interest	Accumulated Deficit	Total Stockholders' Deficit
Balance, July 31, 2017	12,565,645	$12,566	—	$—	—	$—	$78,391,183	$(45,000)	$(20,932)	$(79,507,419)	$(1,169,602)

Acquisition adjustment to equity							(78,316,705)		20,932	79,507,419	1,211,646
Stock issued to settle convertible debt	1,540,000	1,540					946,340				947,880
Shares issued for cash	250,000	250	1,000,000	1,000			249,750				251,000
Merger adjustments		(89)								(329,918)	(330,007)
Foreign Currency Adjustment										27,725	27,725
Net loss										(1,811,501)	(1,811,501)
Balance, July 31, 2018	14,355,645	$14,267	1,000,000	$1,000	—	$—	$1,270,568	$(45,000)	$—	$(2,113,694)	$(872,859)

Stock issued to convert preferred to common stock	72,500,000	72,500	(1,000,000)	(1,000)			27,500				99,000
Stock issued to settle convertible debt	6,261,778	6,262					25,898				32,160
Shares issued for cash					8,000,000	8,000					8,000
Conversion of debt							1,289,724				1,289,724
Adjustment to equity	654	1									1
Foreign Currency Adjustment										19,102	19,102
Net loss										(3,675,857)	(3,675,857
Balance, July 31, 2019	93,118,077	$93,029	—	$—	8,000,000	$8,000	$2,613,690	$(45,000)	$—	$(5,770,449)	$(3,100,729

 See accompanying notes to the consolidated financial statements

F-4

CANNAGISTICS, Inc., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	For The Year Ended
	July 31, 2019	July 31, 2018
Cash Flows from Operating Activities
Net loss	(3,675,857)	(1,811,501)

Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of assets	—	(4,588)
Gain/(loss) on conversion of debt	1,299,594	862,499
Loss on conversion of stock	99,000	—
Loss on issuance of stock	8,000	238,816
Foreign currency adjustment	19,102	(27,725)
Depreciation expense	8,806	15,802
Bad debt	1,055,783
Asset merger adjustment	—	330,007

Changes in assets and liabilities
Accounts receivable	62,780	(537,139)
Inventory	—	203,000
Prepaid expense	(5,361)	(11,154)
Accounts payable and accrued expenses	63,878	581,671
Net cash used in operating activities	(1,064,274)	(160,312)

Cash Flows from Investing Activities
Proceeds from sale of assets	—	8,462
Purchase of equipment	(17,972)	(20,492)
Increase in restricted cash	(152,181)	—
(Increase) decrease in security deposits	33,077	(36,711)
Net cash used in investing activities	(137,076)	(48,741)

Cash Flows from Financing Activities
Proceeds from the sale of common stock	—	1,701
Proceeds from the sale of preferred stock	—	1,000
Proceeds from the line of credit	—	264,935
Proceeds from promissory notes	6,100	198,900
Proceeds from convertible notes	1,116,881	1,024,552
Proceeds from additional paid in capital	—	249,750
Payments on line of credit	(6,227)	—
Payments on promissory notes	(40,000)	—
Payments on notes payable related party	151,317	(319,544)
Advances to/from related parties	(40,329)	(1,209,000)
Net cash provided by (used in) financing activities	1,187,742	212,294

Net increase in cash	(13,608)	3,241

Cash, beginning of period	14,238	10,997

Cash, end of period	630	14,238

Supplemental disclosure of cash flow information
Cash paid for interest	52,322	74,667
Cash paid for tax	—	—

Non-cash investing and financing transactions
Acquisition adjustment to equity	—	1,211,646
Shares issued to settle convertible debt	—	947,880

 See accompanying notes to the consolidated financial statements

F-5

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Description of Business

Cannagistics, Inc. (Formerly FIGO Ventures, Inc.) (‘The Company’) was incorporated under the laws of the State of Nevada on May 26, 2004. The Company was an Exploration Stage Company with the principle business being the acquisition and exploration of resource properties.

The Company had allowed its charter with the state of Nevada to be revoked by the Secretary of State for failure to file the required annual lists and pay the required annual fees. Its last known officers and directors reflected in the records of the Secretary of State were unresponsive or stated they were no longer involved with the Company. The purported replacement officers and directors were unresponsive.

On September 14, 2012, NPNC Management, LLC filed a petition in the Eighth Judicial District Court in Clark County, Nevada and was appointed custodian of the Company on October 15, 2012.

In order to obtain basic operating capital to pay for the reinstatement of the Company’s good standing with the Nevada Secretary of State, to bring the Company’s account current with creditors essential for the reorganization of the Company, such as the transfer agent, and for basic general corporate purposes, on October 24, 2012, the interim board authorized the sale of 55,000,000 (2,200,000 split adjusted) shares of common stock for $6,000 to NPNC Management, LLC, in a private placement transaction exempt from the Securities Act of 1933, as amended, pursuant to section 4(2) thereof and the rules and regulations promulgated there under.

On October 24, 2012, NPNC Management, LLC appointed Bryan Clark as director of the Company, to hold office until such time as the shareholders elected a board. The interim board, consisting of Mr. Clark, further acted to appoint Mr. Clark as president, treasurer, and secretary of the Company, to act on behalf of the Company, and to hold such offices until removed by any subsequent board elected by the shareholders.

On November 13, 2013, Bryan Clark tendered his resignation from all positions as an Officer and Director of the Company and the Board appointed Anna Wlodarkiewicz as a Director, President, Secretary and Treasurer of the Company.

On October 9, 2014, Ania Wlodarkiewicz tendered her resignation from all positions as an Officer and Director of the Company and the Board appointed Nataliya Hearn as a Director, President, Secretary and Treasurer of the Company.

On March 28, 2016, Nataliya Hearn resigned as the Company’s Chief Executive Officer and Director. Mr. Kashif Khan is the Company’s sole officer and director.

The Company then completed an asset purchase agreement dated August 10, 2015 where the Company acquired from Kashif Khan, its sole officer and director, colored diamonds with a wholesale value of US$4 Million, which he was in control of, in exchange for issuing three secured demand convertible promissory notes totaling US$4 Million.

On March 1, 2017, the Company then entered into a joint venture agreement with Eddeb Management (“Eddeb”). The purpose of the joint venture is to build a fund for the purpose of trading in precious gems, notably, colored diamonds.

F-6

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

On November 16, 2017, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with American Freight Xchange, Inc., a privately held New York corporation (“American Freight”), and Shipzooka Acquisition Corp. (“Shipzooka Sub”), a newly formed wholly-owned Nevada subsidiary of Precious Investments, Inc. In connection with the closing of this merger transaction, Shipzooka Sub merged with and into American Freight (the “Merger”) on December 5, 2017, with the filing of Articles of Merger with the Nevada Secretary of State and Certificate of Merger with the New York Division of Corporations.

The transaction resulted in the Company acquiring Subsidiary by the exchange of all of the outstanding shares of Subsidiary for 1,000,000 newly issued Series C Preferred shares of stock, $0.001 par value (the “Preferred Stock”) of Parent which have conversion and voting rights of 72.5 votes for each share, representing approximately 90.2% of the voting rights

For accounting purposes, the transaction was treated as a reverse merger since the acquired entity now forms the basis for operations and the transaction resulted in a change in control, with the acquired company electing to become the successor issuer for reporting purposes. The accompanying financial statements have been prepared to reflect the assets, liabilities and operations of American Freight Xchange, Inc. exclusive of Precious Investments, Inc since all predecessor operations were discontinued.

As part of the transaction, amounts due to former officers were forgiven, with the balances recorded as Contributed Capital. For equity purposes, accumulated deficit shown are those American Freight Xchange, Inc. Shipzooka Acquisition Corp. is a dormant corporation.

The Company is both a less-than-truckload (“LTL”) and a Third-Party Logistics (“3PL”) carrier, providing regional, inter-regional and national LTL and or 3PL services. These include arranging for ground and air expedited transportation and consumer household pickup and delivery (“P&D”), through a single integrated organization. In addition to our core LTL services, we offer a range of value-added services which cover different areas, such as, truckload brokerage, supply chain consulting and warehousing and pick and ship services.

On July 23, 2018 the Company amended the name of its subsidiary, KRG Logistics, Inc., to Global3pl, Inc. (an Ontario corporation).

On September 4, 2018 the Company incorporated Cannagistics, Inc., in the province of Ontario, Canada. This is intended to be a new line of business for the Company but is dormant at this time.

On April 17, 2019, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly owned subsidiary, Cannagistics, Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Cannagistics, Inc.” and our Articles of Incorporation have been amended to reflect this name change.

On September 26, 2019, the Board of Directors approved the registered spinout of its Global3pl, Inc., (a New York corporation) (“Global3pl”) subsidiary. Global3pl is a logistics technology provider, along with the American Freight Xchange and UrbanX Platforms that have been under development by the Company. However, on March 18, 2020, the Board of Directors resolved to reverse its prior decision to spin-off Global3pl, Inc. and to instead continue with the development of its logistical operations. The reversal came in the midst of performing the year-end audit. Because the audit was delayed, the Company continued its investment in time and money in the development of the platforms mentioned. The decision to retain Global3pl also resulted from the design to establish a Malta Project, and the change of focus to Supply Chain Management. With this project at the forefront, the board determined that continued financial support for Global3pl was warranted. The Global3pl and AFX software and operating system are expected to serve as the platform to which the Canangistics Supply Chain Management and Operating System will be based. Therefore, the board decided to retain Global3pl and not spin off the company so that it may develop our SAAS (Service as a Software) system. Despite the record date set, there were no shares of Global3pl tendered to the shareholders of Cannagistics to complete the spin off transaction.

F-7

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

On September 18, 2019, the Company announced, with a press release, the signing of a Letter of Intent (the “LOI”) with Unified Cannabis of Calgary, Canada (“Unified”) whereby Unified will merge qualified assets into the Company in an all-stock transaction. The Company will then raise the capital necessary to effectuate the merger of the assets and acquisition targets of Unified and for the explosive organic growth strategy of Cannagistics and Unified, combined, thus creating the first CBD/Hemp/Cannabis International Vertically Optimized Company (CIVOC). On January 15, 2020, the Company notified Unified that it was not proceeding with the transaction. The cancellation was due to the difficulties in raising the capital necessary for the closing of the contemplated transaction.

Effective October 1, 2019, the Company suspended operations of its subsidiary Global3pl, Inc., (an Ontario corporation, formerly known as KRG Logistics, Inc.), suspended future operations related to the operations in Mississauga, Ontario. It is in the process of collecting accounts receivables still due and working on a plan to pay its payables. It has entered into an agreement with 10451029 Canada Inc., d/b/a Reliable Logistics, for the assignment and of the assets of Global3pl, Inc., (an Ontario Corporation). The transaction has not yet completed.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Cannagistics, Inc. and its wholly owned subsidiaries American Freight Xchange, Inc and Global3pl, Inc. (Ontario), formerly known as KRG Logistics, Inc. All significant inter-company transactions and balances have been eliminated.

Basis of Presentation

We have summarized our most significant accounting policies for the fiscal period ended July 31, 2019.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the amount management expects to collect. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. As of July 31, 2019, and 2018 the allowance for doubtful accounts was $0 and $0, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes," which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-8

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible loans, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Fair value of financial instruments

The Company’s financial instruments consist of its liabilities. The carrying amount of payables and the loan payable – related party approximate fair value because of the short-term nature of these items. The promissory notes, and convertible notes payables are measured at amortized cost using the effective interest method, which approximates fair value due to the relationship between the interest rate on long-term debt and the Company’s incremental risk adjusted borrowing rate.

Inventories

The Company does not hold any inventory as assets. All inventory in operations is owned by the shipper.

Revenue Recognition

The Company recognizes revenue related to transaction from its third-party logistics sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 – Revenue Recognition. Cost of sales, rebates

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (Topic 606) which establishes revenue recognition standards. ASU 2014-09 was effective for annual reporting periods beginning after December 15,2017. We adopted ASU 2014-09 effective August 1, 2018. ASU 2014-09 has not had a significant effect on the Company’s financial position and results of operations.

FASB ASC Topic 830, Foreign Currency Matters (formerly FASB Statement No. 52, Foreign Currency Translation) provides accounting guidance for transactions denominated in a foreign currency, and for operations undertaken in a foreign currency environment. To prepare consolidated financial statements, an entity translates all functional currency financial statements into a single reporting currency. The same applies if an entity uses different currencies for reporting purposes and for its functional currency. The company reports its currency in US dollars.

F-9

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

NOTE 3 – GOING CONCERN

Management does not expect existing cash as of July 31, 2019 to be sufficient to fund the Company’s operations for at least twelve months from the issuance date of these December 31, 2019 financial statements. These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2019, the Company has incurred losses totaling $4,714,166 since inception, has not yet generated material revenue from operations, and will require additional funds to maintain its operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the consolidated financial statements are issued. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through its existing financial resources and we may also raise additional capital through equity offerings, debt financings, collaborations and/or licensing arrangements. If adequate funds are not available on acceptable terms, we may be required to delay, reduce the scope of, or curtail, our operations. The accompanying consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are summarized as follows:

	July 31, 2019	July 31, 2019
Furniture and fixtures	$76,930	$71,513
Machinery and equipment	205,900	195,813
Transportation equipment	11,185	11,293
Building improvements	4,413	4,456
	298,428	283,075

Less accumulated depreciation and amortization	244,132	237,945
	$54,296	$45,130
Depreciation and amortization expense:
	8,806	$15,802

NOTE 5 – PROMISSORY NOTES

Promissory notes payable as of July 31, 2019 and July 31, 2018 consisted of the following:	July 31, 2019	July 31, 2018
Note payable dated January 15, 2014, matured January 15, 2015 bearing interest at 12% per annum.	$0	$3,000
Note payable dated February 14, 2014 matured February 14, 2015, bearing interest at 12% per annum.	0	3,750
Note payable dated April 1, 2014 matured April 1, 2015, bearing interest at 12% per annum.	0	4,700
Note payable dated January 30, 2014, matured January 30, 2015, bearing interest at 12% per annum.	0	5,000
Note payable dated March 8, 2018, matures March 8, 2019, currently in default, bearing interest at 10% per annum.	$30,000	$23,900
Note payable dated July 20, 2018 matures October 1, 2019, bearing interest at 0% per annum.	135,000	175,000

Total	$165,000	$215,350
Less current portion of long-term debt	165,000	40,350
Total long-term debt	$0	$175,000

Some notes have matured as of July 31, 2017 and have not been paid. They are due on demand and recorded as current liabilities. Interest expense for the year ended July 31, 2019 and 2018 was $18,644 and $4,285 respectively.

F-10

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

NOTE 6 - CONVERTIBLE DEBT

Convertible debt as of July 31, 2019 and July 31, 2018 consisted of the following:

Description	July 31, 2019	July 31, 2018

Convertible note agreement dated November 1, 2013 in the amount of $30,000 payable and due on demand bearing interest at 12% per annum. Principal and accrued interest is convertible at $.002250 per share.	$11,0411	$0
Convertible note agreement dated February 20, 2018 in the amount of $1,034,000 payable and due on demand bearing interest at 10% per annum. Principal and accrued interest is convertible at $.028712 per share.	$1,034,0000	$1,034,000
Convertible note agreement dated March 13, 2019 in the amount of $800,000 payable and due on March 20, 2020 bearing interest at 24% per annum.	$800,0000	$0
C Convertible note agreement dated June 28, 2019 in the amount of $300,000 payable and due on June 28, 2020 bearing interest at 20% per annum.	$300,0000	$0
Convertible notes, net of discount	$2,145,041	$1,034,000

The Company recognized $0 of debt discount accretion expense on the above notes. Interest expense related to these notes for the year ended July 31, 2019 and 2018 was $163,668 and $19,547, respectively.

NOTE 7 - LINE OF CREDIT

The Company has a line of credit with a maximum borrowing limit of $400,000, bearing an interest rate of prime plus 3.25% per annum and secured by a General Security Agreement. As of July 31, 2019, and July 31, 2018, $258,708 and $264,935 were drawn on the line of credit, respectively. Interest expense for the years ended July 31, 2019 and 2018 were $18,567 and $12,058 respectively. Beginning February 1, 2019, the Company is required to maintain a cash collateral account in the amount of $200,000 in Canadian dollars. The Company has invested in a Guaranteed Investment Certificate for a one-year term at an interest rate of ..25%.

NOTE 8 – RELATED PARTY TRANSACTIONS

A shareholder of the Company has paid certain expenses of the Company. These amounts are reflected as a loan payable to related party. The shareholder advanced 35,777.24 and $16,978 during the year ended July 31, 2019 and 2018. As of the July 31, 2019 and July 31, 2018, there were $365,945 and $406,274 due to related parties, a shareholder, respectively.

The Company has consulting agreements with two of its shareholders to provide management and financial services that commenced on December 1, 2017. For the year ended July 31, 2019 and 2018 consulting fees paid were $169,719 and $178,860 respectively. The consulting fees are included as part of professional fees on the Company’s consolidated statements of operations.

The Company on February 20, 2018 entered into a related party (that being Recommerce Group, Inc. and our President is a principal in Recommerce Group, Inc.) note receivable in the amount of $1,034,000. The Company made an additional advance in the amount of $175,000 that is non-interest bearing. The note is payable and due on demand and bears interest at the rate of 10%. A total of $153,217 has been applied as payments against this Note. Interest income in the amount of $64,695 for the year ended July 31, 2019 has been recorded in the financial statements. An allowance for Bad Debt, related to the Related Party Note with Recommerce Group, Inc. has been added to the Balance Sheet.

F-11

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

NOTE 9 – TRANSFER AND ASSIGNMENT OF ASSETS

On November 16, 2017, the Company entered into an agreement of conveyance, transfer and assignment of assets (the “Agreement”) with its former officer Kashif Khan and the non-controlling owners of the Company subsidiary Flawless Funds GP (assignees), in which the Company was returned 16,000,000 shares of its common stock in consideration of all assets related to its previous colored diamond business which had a book value related to accounts receivable of $20,000. Additionally, the assignees agreed to pay up to $100,000 in liabilities on the behalf of the Company. As of July 31, 2018, the 16,000,000 shares have been returned and the Company has recorded the net consideration received of $80,000 as an increase to additional paid in capital.

NOTE 10 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 250,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of Preferred stock. As of July 31, 2019, and 2018 there were 93,118,077 and 14,355,645 shares, respectively, of common stock outstanding. There were, also, 8,000,000 shares of Series D Preferred stock outstanding as of July 31, 2019 and 1,000,000 shares of Series C Preferred stock outstanding as of July 31, 2018.

On November 1, 2017, we effected a one-for-four reverse stock split. All share and per share information has been retroactively adjusted to reflect the stock split.

On November 7, 2017, the Company designated 1,000,000 shares of Preferred Stock as Series C Preferred stock, par value $0.001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into 72.5 common shares and has voting rights based on this ratio. As of July 31, 2018, there were 1,000,000 shares of Preferred C shares issued and outstanding. On May 15, 2019, the 1,000,000 shares were converted to 72,500,000 shares of common stock.

On April 29, 2019, the Company designated 10,000,000 shares of Preferred Stock as Series D Preferred stock, par value $0.001 per share (the “Series C Preferred Stock”). Each share of Series D Preferred Stock is convertible into 72.5 common shares and has voting rights based on this ratio. As of July 31, 2019, there were 8,000,000 shares of Preferred D shares issued and outstanding.

On April 29, 2019 the Board of Directors authorized the issuance of 8,00,000 shares of the Series D Preferred Shares to Emerging Growth Advisors, Inc., controlled by our President/Director, James W. Zimbler, as bonus compensation for the services provided to the Company.

On March 31, 2020, the Board of Directors approved the Agreement with Solid Bridge Investment LLC, controlled by Carlos and Virginia Defex as part of the compensation for the work to be done by them regarding the Malta Project.

Each one shares of Series D Preferred Stock is convertible into 72.5 shares of common stock and has immediate voting rights equal to the conversion amount. If converted, then Emerging Growth Advisors, Inc., would be entitled to 580,000,000 shares of common stock and Solid Bridge Investment LLC would be entitled to 145000,000 shares of common stock. If all or even a substantial portion of the shares of Series D Preferred Stock were converted, it would exceed the total authorized shares of common stock of the Company. Therefore, effectively, the Series D Preferred Stock is prohibited to be converted and can only be used for voting control of the Company unless the Company were to increase the total authorized shares of common stock or do a recapitalization involving a reverse split of the shares of common stock.

NOTE 11 – INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 20%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	July 31, 2019	July 31, 2018

Expected income tax at statutory rate	$(735,171)	$(362,300)
Permanent differences	—	—
Change in valuation allowance	735,171	362,300
Provision for income taxes	$—	$—

The significant components of deferred income tax assets and liabilities at July 31, 2019 and 2018 are as follows:

	July 31, 2019		July 31, 2018

Net operating loss carry-forward		$2,443,167	$1,707,996
Valuation allowance		(735,171)	(341,599)
Net deferred income tax asset	$		$—

F-12

Cannagistics, Inc., also known as Precious Investments Inc.,

GLOBASL3PL INC and Subsidiaries

Notes to Condensed Financial Statements (Audited)

July 31, 2019

The Company has net operating losses carried forward of approximately $4 million and $2 million as of July 31, 2019 and 2018, respectively, available to offset taxable income in future years which expire beginning in fiscal 2039.

As of and for the years ended July 31, 2019 and 2018, management does not believe the Company has any uncertain tax positions. Accordingly, there are no recognized tax benefits at July 31, 2019 and 2018.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Operating Leases

The Company in February 2019 assumed a lease agreement for a facility site and entered into a lease agreement for office space. The facility site lease has a term of twenty-three months expiring on December 31, 2020 and the office space lease has a five-year term and begins April 1, 2019 and ends March 31, 2024.

Effective October 1, 2019, the Company suspended operations of its subsidiary Global3pl, Inc., (an Ontario corporation, formerly known as KRG Logistics, Inc.), suspended future operations related to the operations in Mississauga, Ontario. It is in the process of collecting accounts receivables still due and working on a plan to pay its payables. It has entered into an agreement with 10451029 Canada Inc., d/b/a Reliable Logistics, for the assignment and of the assets of Global3pl, Inc., (an Ontario Corporation). The transaction has not yet been completed.

The Company on July 31, 2019 entered into a lease agreement for additional office space. The lease has a commencement date of June 1, 2019 and has a lease term of five years expiring on May 31, 2024.

Future minimum lease payments, as set forth in the lease, are below:

Year	Amount
2019-2020	$21,912
2020-2021	$22,569
2021-2022	$23,246
2022-2023	$23,943
2023-2024	$20,449

NOTE 13 - SUBSEQUENT EVENTS

Sanguine Group, LLC, has loaned the Company additional funds not already included in the established promissory note. These funds are not yet reduced to a written agreement.

Garden State Holdings loaned the Company $55,000 on December 4, 2019. There is no written note at this time, but Garden State Holdings has committed to loan the Company up to $175,000.

Sanguine Group, LLC and Garden State Holdings are entities controlled by the same person, who is an investor in the Company.

Emerging Growth Advisors, Inc., controlled by James W. Zimbler, our President/Director has loaned the company a total of $35,777.24. There is no terms or written note.

F-13

CANNAGISTICS INC.

F-14

CANNAGISTICS INC., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30, 2020	July 31, 2019
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,046	$630
Accounts and other receivables	519,149	498,766
Prepaid expenses	21,783	16,515
Restricted cash	0	152,181
Stock held for note payment	45,000	0
Related party receivables, less allowance for doubtful accounts of $993,975	1,900	1,900

TOTAL CURRENT ASSETS	653,878	669,992

OTHER ASSETS:
Security deposits	3,634	3,634

TOTAL OTHER ASSETS	3,634	3,634
ASSETS OF DISCONTINUED OPERATIONS	—	54,296
TOTAL ASSETS	$657,512	$727,922

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,106,256	$893,957
Note payable - line of credit	289,242	258,708
Promissory notes	170,000	165,000
Convertible notes payable	2,473,341	2,145,041
Related party payables	387,834	365,945
TOTAL CURRENT LIABILITIES	4,426,673	3,828,651

LONG-TERM LIABILITIES
Promissory notes	0	0
TOTAL LONG-TERM LIABILITIES	0	0

TOTAL LIABILITIES	4,426,673	3,828,651

STOCKHOLDERS' DEFICIT:
Preferred Stock; $0.001 par value; 20,000,000 shares authorized, 10,000,000 and 8,000,000 shares issued and outstanding as of April 30, 2020 and July 31, 2019, respectively	10,000	8,000
Common stock; $0.001 par value; 250,000,000 shares authorized; 100,599,277 and 93,118,077 outstanding and issued as of April 30, 2020 and July 31, 2019, respectively	100,600	93,030
Additional paid-in capital	2,726,120	2,613,690
Treasury stock	(45,000)	(45,000)
Accumulated deficit	(6,560,881)	(5,770,449)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(3,769,161)	(3,100,729)

TOTAL LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY	$657,512	$727,922

See accompanying notes to the consolidated financial statements

F-15

CANNAGISTICS INC., also known as PRECIOUS INVESTMENTS, INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019

Revenues	$—	$—	$—	$—

Cost of revenue	—	11,200	—	11,200

Gross profit	—	(11,200)	—	(11,200)

Operating expenses
General and administrative expenses	(5,302)	74,833	(25,741)	55,509
Wages and benefits	—	—	—	—
Rent	7,268	8,006	23,394	8,006
Consulting	59,675	—	107,947	—
Professional fees	125,032	—	271,483	233,728
Total operating expenses	186,673	82,839	377,083	297,243

Loss from operations	(186,673)	(94,039)	(377,083)	(308,443)

Other income (expense)
Rental Income	—	10,331	—	10,331
Interest Income	21,759	22,020	65,277	65,240
Interest expense	(105,402)	(83,466)	(305,249)	(144,567)
Settlement expense	—	(10,000)	—	(30,000)
Total other expense	(83,643)	(61,115)	(239,972)	(98,996)

Loss from continuing operations	(270,316)	(155,154)	(617,055)	(407,439)

Discontinued operations, including loss on disposal	—	(110,175)	(173,377)	(362,922)

Net loss	(270,316)	(265,329)	(790,432)	(770,361)

Net loss per common share: basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Basic and diluted weighted average common shares outstanding	97,617,423	25,086,788	96,590,051	25,086,788

See accompanying notes to the consolidated financial statements

F-16

CANNAGISTICS INC., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Preferred Stock C		Preferred Stock D
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Noncontrolling Interest	Accumulated Deficit	Total Stockholders' Deficit
Balance, July 31, 2018	14,355,645	$14,267	1,000,000	$1,000	—	$—	$1,270,568	$(45,000)	$—	$(2,113,694)	$(872,859)

Stock issued to convert preferred to common stock	72,500,000	72,500	(1,000,000)	(1,000)			27,500				99,000
Stock issued to settle convertible debt	6,261,778	6,262					25,898				32,160
Shares issued for cash					8,000,000	8,000					8,000
Conversion of debt							1,289,724				1,289,724
Adjustment to equity	654	1									1
Foreign Currency Adjustment										19,102	19,102
Net loss										(3,675,857)	(3,675,857)
Balance, July 31, 2019	93,118,077	$93,030	—	$—	8,000,000	$8,000	$2,613,690	$(45,000)	$—	$(5,770,449)	$(3,100,729)

Shares issued to settle convertible debt	4,500,000	4,500					40,500				45,000
Shares issued for cash	3,000,000	3,000					72,000			—	75,000
Shares issued for services					2,000,000	2,000					2,000
Adjustment to equity	(18,800)	70					(70)				—
Net loss										(790,432)	(790,432)
Balance, April 30, 2020	100,599,277	$100,600	—	$—	10,000,000	$10,000	$2,726,120	$(45,000)	$—	$(6,560,881)	$(3,769,161)

See accompanying notes to the consolidated financial statements

F-17

CANNAGISTICS INC., also known as PRECIOUS INVESTMENTS INC.,

GLOBAL3PL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For The Nine Months Ended
	April 30, 2020	April 30, 2019
Cash Flows from Operating Activities
Net loss	(790,432)	(770,361)
Loss from discontinued operations	173,377	362,922

Adjustments to reconcile net loss to net cash provided by operating activities:
Foreign currency adjustment	1,351	51,920
Depreciation expense	—	12,094
Accrued interest receivable	(65,278)	—
Accrued interest	305,249
Bad debt	(62,308)	—
Stock based compensation	2,000

Changes in assets and liabilities
Accounts receivable	(20,383)	(11,819)
Prepaid expense	(5,268)	(31,519)
Accounts payable and accrued expenses	147,514	11,562
Net cash used in operating activities of continuing operations	(173,377)	(375,201)
Net cash used in operating activities discontinued operations	(173,377)	(362,922)
Net cash used in operating activities	(487,555)	(738,123)

Cash Flows from Investing Activities
Purchase of equipment	—	(24,831)
Sale of equipment	(10)	—
(Increase) decrease in restricted cash	152,181	(149,486)
(Increase) decrease in security deposits	—	36,711
Net cash used in financing activities	152,171	(137,606)

Cash Flows from Financing Activities
Proceeds from promissory notes	165,000	700,000
Proceeds from convertible notes, net of amortization of $3,500	99,000	—
Proceeds from line of credit	276,321	—
Proceeds from loans	71,800	—
Proceeds from stock purchase	75,000	—
Payments on loans	(12,176)	—
Payments on promissory notes	(2,500)	—
Payments on line of credit	(245,787)	(10,808)
Payments on convertible debt	(45,000)	—
Advances to/from related parties	19,142	172,418
Net cash provided by financing activities	400,800	861,610

Net increase in cash	65,416	(14,119)

Cash, beginning of period	630	14,238

Cash, end of period	66,046	119

Supplemental disclosure of cash flow information
Cash paid for interest	—	13,544
Cash paid for tax	—	—

Non-cash investing and financing transactions
Acquisition adjustment to equity	—	—
Shares issued to settle convertible debt	—	—

See accompanying notes to the consolidated financial statements

F-18

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Description of Business

Cannagistics, Inc. (Formerly FIGO Ventures, Inc., formerly Precious Investments, Inc.) (‘The Company’) was incorporated under the laws of the State of Nevada on May 26, 2004. The Company was an Exploration Stage Company with the principle business being the acquisition and exploration of resource properties.

The Company had allowed its charter with the state of Nevada to be revoked by the Secretary of State for failure to file the required annual lists and pay the required annual fees. Its last known officers and directors reflected in the records of the Secretary of State were unresponsive or stated they were no longer involved with the Company. The purported replacement officers and directors were unresponsive.

On September 14, 2012, NPNC Management, LLC filed a petition in the Eighth Judicial District Court in Clark County, Nevada and was appointed custodian of the Company on January 15, 2012.

On October 24, 2012, the interim board authorized the sale of 55,000,000 (2,200,000 split adjusted) shares of common stock for $6,000 to NPNC Management, LLC, in a private placement transaction exempt from the Securities Act of 1933, as amended, pursuant to section 4(2) thereof and the rules and regulations promulgated there under.

On March 1, 2017, the Company then entered into a joint venture agreement with Eddeb Management (“Eddeb”). The purpose of the joint venture is to build a fund for the purpose of trading in precious gems, notably, colored diamonds.

 On November 16, 2017, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with American Freight Xchange, Inc., a privately held New York corporation (“American Freight”), and Shipzooka Acquisition Corp. (“Shipzooka Sub”), a newly formed wholly-owned Nevada subsidiary of Precious Investments, Inc. In connection with the closing of this merger transaction, Shipzooka Sub merged with and into American Freight (the “Merger”) on December 5, 2017, with the filing of Articles of Merger with the Nevada Secretary of State and Certificate of Merger with the New York Division of Corporations.

The transaction resulted in the Company acquiring Subsidiary by the exchange of all of the outstanding shares of Subsidiary for 1,000,000 newly issued Series C Preferred shares of stock, $0.001 par value (the “Preferred Stock”) of Parent which have conversion and voting rights of 72.5 votes for each share, representing approximately 90.2% of the voting rights

For accounting purposes, the transaction was treated as a reverse merger since the acquired entity now forms the basis for operations and the transaction resulted in a change in control, with the acquired company electing to become the successor issuer for reporting purposes. The accompanying financial statements have been prepared to reflect the assets, liabilities and operations of American Freight Xchange, Inc. exclusive of Precious Investments, Inc since all predecessor operations were discontinued.

As part of the transaction, amounts due to former officers were forgiven, with the balances recorded as Contributed Capital. For equity purposes, accumulated deficit shown are those American Freight Xchange, Inc. Shipzooka Acquisition Corp. is a dormant corporation.

F-19

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

On July 23, 2018 the Company amended the name of its subsidiary, KRG Logistics, Inc., to Global3pl, Inc. (an Ontario corporation).

On September 4, 2018 the Company incorporated Cannagistics, Inc., in the province of Ontario, Canada. This is intended to be a possible new line of business for the Company but is dormant at this time.

On April 17, 2019, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly owned subsidiary, Cannagistics, Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Cannagistics, Inc.” and our Articles of Incorporation have been amended to reflect this name change.

On September 26, 2019, the Board of Directors approved the registered spinout of its Global3pl, Inc., (a New York corporation) (“Global3pl”) subsidiary. Global3pl is to be a logistics technology provider, along with the American Freight Xchange and UrbanX Platforms that have been under development by the Company.

The Board of Directors also declared a stock dividend for all shareholders, with a record date of October 10, 2019. For every 50 shares of common stock of the Company, all shareholders of record on the record date will receive one share of common stock in Global3pl. Global3pl will also file a registration statement as part of its raise of capital to complete the development of American Freight Xchange, a North American freight broker-driven 3pl network to handle the management of long haul LTL (less than truckload), and specialty freight (white glove) services and Urbanx, a North American network of rush-messenger local trucking services for forward and reverse last mile delivery (including white glove service).

Effective October 1, 2019, the Company suspended operations of its subsidiary Global3pl, Inc., formerly known as KRG Logistics, Inc., (an Ontario corporation), suspended future operations related to the operations in Mississauga, Ontario. It is in the process of collecting accounts receivables still due and working on a plan to pay its payables. It has entered into an agreement with 10451029 Canada Inc., d/b/a Reliable Logistics, for the assignment and of the assets of Global3pl, Inc., (an Ontario Corporation). The transaction was completed on November 6, 2019. The Company anticipates formally liquidating and dissolving the subsidiary in the next fiscal Quarter. This is a separate corporation from Global3pl, Inc. (A New York corporation).

Current Projects in Development

Malta Project

Cannagistics Lab Malta, is an emerging biotech lab with an intrinsic knowledge in the medicinal cannabis industry. With a solid team of a multidisciplinary professionals in the pharmaceutical industry, complex supply chain and logistics management, unique technology and intellectual property, Cannagistics Lab purpose is to add value and offer a progress proposal to Malta medicinal cannabis industry, based on its interest to support, educate, take advantage of and focus on the development of breakthrough medicinal cannabis products with different therapeutic uses in patients around the world to whom science and traditional medicine simply could not reach; our vision and knowledge allows us to focus on GMP biopharmaceutical cannabis based medicines, -with the highest standards starting from the raw material- for multiple applications in patients, using latest technology, ancestral knowledge, scientific studies, with an exceptional team of research and development following the strictest standards and good distribution practices for export and national use.

F-20

 Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

Manufacturing areas description:

The factory will have the following areas for the production process, which will implement the safety protocols and the project will be developed.

Area of receipt: Area of the property that has been destined for the receipt of the raw material and supplies that arrives for the manufacturing process.

Raw material area: Warehouse equipped with the security measures required for the storage of the raw material.

Production and manufacturing area: Sector where the manufacturing process will be carried out in which the transforming plant will be in order to obtain the final product.

Reagents and supplies area: Warehouse equipped with the security measures required for the storage of reagents and supplies.

Solid waste area: Sector destined for the storage of solid waste produced during the manufacturing process.

Finished product area: Warehouse equipped with the security measures required for the storage of the finished product.

Dispatch area: Sector from where the process of dispatch and delivery of the finished product to its final recipient will take place

Administrative area: Sector of the factory where administrative, accounting and security activities will be developed.

Global3pl, Inc (New York Corporation)

Global 3PL, Inc. (NY) is a logistics subsidiary with a seasoned industry team focused on the development of a SaaS platform serving the just-in-time warehouse inventory & distribution industry, as well as general and special commodities segment of the North American freight industry. It intends to operate three integrated brands: AFX, G3PL, and Urban X

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Cannagistics, Inc. and its wholly owned subsidiaries American Freight Xchange, Inc and Global3pl, Inc. (Ontario), formerly known as KRG Logistics, Inc. All significant inter-company transactions and balances have been eliminated.

Basis of Presentation

We have summarized our most significant accounting policies for the fiscal period ended July 31, 2019.

Unaudited Consolidated Interim Financial Statements

These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the annual financial statement and should be read in conjunction with those annual financial statements filed on Form 10-K for the year ended July 31, 2019. In the opinion of management, these unaudited condensed consolidated interim

F-21

 Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

financial statements reflect adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results for a full year or for any future period.

Unaudited Consolidated Interim Financial Statements

These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the annual financial statement and should be read in conjunction with those annual financial statements filed on Form 10-K for the year ended July 31, 2019. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results for a full year or for any future period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes," which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible loans, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at fair value and then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

F-22

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

The discount from the face value of the convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Fair value of financial instruments

The Company’s financial instruments consist of its liabilities. The carrying amount of payables and the loan payable – related party approximate fair value because of the short-term nature of these items. The promissory notes, and convertible notes payables are measured at amortized cost using the effective interest method, which approximates fair value due to the relationship between the interest rate on long-term debt and the Company’s incremental risk adjusted borrowing rate.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the amount management expects to collect. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. As of April 30, 2020, and 2019 the allowance for doubtful accounts was $0 and $0, respectively.

Revenue Recognition

The Company recognizes revenue related to transaction from its third-party logistics sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 – Revenue Recognition. Cost of sales, rebates

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (Topic 606) which establishes revenue recognition standards. ASU 2014-09 was effective for annual reporting periods beginning after December 15,2017. We adopted ASU 2014-09 effective August 1, 2018. ASU 2014-09 has not had a significant effect on the Company’s financial position and results of operations.

FASB ASC Topic 830, Foreign Currency Matters (formerly FASB Statement No. 52, Foreign Currency Translation) provides accounting guidance for transactions denominated in a foreign currency, and for operations undertaken in a foreign currency environment. To prepare consolidated financial statements, an entity translates all functional currency financial statements into a single reporting currency. The same applies if an entity uses different currencies for reporting purposes and for its functional currency. The company reports its currency in US dollars.

F-23

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

Leases

In February 2016, FASB issued ASU-2016-02 (Topic 842) “Leases”, provides accounting guidance for leases, recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018.

NOTE 3 – GOING CONCERN

Management does not expect existing cash as of April 30, 2020 to be sufficient to fund the Company’s operations for at least twelve months from the issuance date of these April 30, 2020 financial statements. These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of April 30, 2020, the Company has incurred losses totaling $6,560,881 since inception, has not yet generated material revenue from operations, and will require additional funds to maintain its operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the consolidated financial statements are issued. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through its existing financial resources and we may also raise additional capital through equity offerings, debt financings, collaborations and/or licensing arrangements. If adequate funds are not available on acceptable terms, we may be required to delay, reduce the scope of, or curtail, our operations. The accompanying consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – DISCONTINUED OPERATIONS

On November 6, 2019, the Company discontinued its operations of subsidiary Global3pl, Inc., formerly known as KRG Logistics, Inc., (an Ontario corporation) and sold the assets of $54,315 for $10 dollars.  The transactions resulted in a loss of $119,081 as reported on the income statement as of April 30, 2020. The assets and liabilities and results of operations for Global3pl, Inc. for each of the presented periods is as follows:

	April 30, 2020	July 31, 2019
Assets
Equipment and improvements	$—	$54,296
Total assets	$—	$54,296

Liabilities	$—	$—

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019
Revenues	$—	$625,385	$295,312	$1,791,693

Cost of revenue	—	583,031	295,223	1,712,819

Gross Profit	—	42,354	89	78,874

Operating expenses
General and administrative	—	(14,976)	32,546	153,719
Wages and benefits	—	77,861	24,070	217,219
Rent	—	2,877	—	21,753
Professional fees	—	86,767	3,016	49,105
Total operating expenses	—	152,529	59,632	441,796

Loss from operations	—	(110,175)	(59,543)	(362,922)

Interest expense	—	—	(5,223)	—

Loss from operations of discontinued operations	—	(110,175)	(64,766)	(362,922)
Loss on disposal of discontinued operations	—	—	(54,315)	—
Loss from discontinued operations	$—	$(110,175)	$(119,081)	$(362,922)

F-24

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

NOTE 5 – PROMISSORY NOTES

Promissory notes payable as of April 30, 2020 and July 31, 2019 consisted of the following:

Description	April 30, 2020	April 30, 2019
Note payable dated January 15, 2014, matured January 15, 2015 bearing interest at 12% per annum.	$—	$3,000
Note payable dated February 14, 2014 matured February 14, 2015, bearing interest at 12% per annum.	$—	$3,750
Note payable dated April 1, 2014 matured April 1, 2015, bearing interest at 12% per annum.	$—	$4,700
Note payable dated January 30, 2014, matured January 30, 2015, bearing interest at 12% per annum.	$—	$5,000
Note payable dated March 8, 2018, matured March 8, 2019, bearing interest at 10% per annum.	$30,000	$23,900
Note payable dated July 18, 2018, matured July 18, 2019, bearing interest at 0% per annum. This note is still outstanding	$135,000	$175,000
Note payable dated February 4, 2020, matured March 10, 2020, bearing interest at 18% per annum.	$5,000	$—
Less current portion of long-term debt	$170,000	$215,350
Total long-term debt	—	—

Interest expense for the nine months ended April 30, 2020 and 2019 was $12,885 and $2,790 respectively.

F-25

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

NOTE 6 - CONVERTIBLE DEBT

Convertible debt as of April 30, 2020 and July 31, 2019 consisted of the following:

Description	April 30, 2020	April 30, 2019

Convertible note agreement dated November 1, 2013 in the amount of $30,000 payable and due on demand bearing interest at 12% per annum. Principal and accrued interest is convertible at $.002250 per share.	$11,041	$11,041
Convertible note agreement dated February 20, 2018 in the amount of $1,034,000 payable and due on demand bearing interest at 10% per annum. Principal and accrued interest is convertible at $.028712 per share.	$1,034,000	$1,034,000
Convertible note agreement dated March 13, 2019 in the amount of $800,000 payable and due on March 20, 2020 bearing interest at 24% per annum.	$800,000	$700,000
Convertible note agreement dated June 28, 2019 in the amount of $300,000 payable and due on June 28, 2020 bearing interest at 20% per annum.	$300,000	$—
Convertible note agreement dated August 6, 2019 in the amount of $31,500 payable and due on August 6, 2020 bearing interest at 20% per annum.	$31,500	$—
Convertible note agreement dated August 19, 2019 in the amount of $3,800 payable and due on August 19, 2020 bearing interest at 24% per annum.	$3,800	$—
Convertible note agreement dated September 4, 2019 in the amount of $36,500 payable and due on September 4, 2020 bearing interest at 20% per annum.	$36,500	$—
Convertible note agreement dated December 4, 2019 in the amount of $95,000 payable and due on December 4, 2020 bearing interest at 12% per annum.	$95,000	$—
Convertible note agreement dated February 10, 2020 in the amount of $15,000 payable and due on February 10, 2021 bearing interest at 12% per annum.	$15,000	$—
Convertible note agreement dated February 21, 2020 in the amount of $47,500 payable and due on February 28, 2021 bearing interest at 12% per annum.	$47,500	$—
Convertible note agreement dated February 28, 2020 in the amount of $67.500 payable and due on November 28, 2020 bearing interest at 8% per annum.	$67,500	$—
Convertible note agreement dated April 15, 2020 in the amount of $95,000 payable and due on April 15, 2021 bearing interest at 10% per annum, net of discount.	$31,500	$—
Convertible notes, net of discount	$2,475,341	$1,745,041

F-26

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

The Company recognized $0 of debt discount accretion expense on the above notes. Interest expense related to these notes for the nine months ended April 30, 2020 and 2019 was $284,564 and $57,806.

 NOTE 7 - LINE OF CREDIT

The Company has a line of credit with a maximum borrowing limit of $400,000, bearing an interest rate of prime plus 3.25% per annum and secured by a General Security Agreement. As of April 30, 2020, and July 31, 2019, $289,242 and $258,708 were drawn on the line of credit, respectively. Interest expense for the nine months ended April 30, 2020 and 2019 was $0 and $13,554 respectively. Beginning February 1, 2019, the Company is required to maintain a cash collateral account in the amount of $200,000 in Canadian dollars. The Company has invested in a Guaranteed Investment Certificate for a one-year term at an interest rate of .25%.

NOTE 8 – RELATED PARTY TRANSACTIONS

A shareholder of the Company has paid certain expenses of the Company. These amounts are reflected as a loan payable to related party. The shareholder advanced $12,500 and $0 during the nine months ended April 30, 2020 and 2019, respectively. As of April 30, 2020, and 2019, there were $387,834 and $496,912 due to related parties, and a shareholder, respectively.

The Company has consulting agreements with two of its shareholders to provide management and financial services that commenced on December 1, 2017. For the three months ended April 30, 2020 and 2019 consulting fees paid were $87,792 and $68,465 respectively. For the nine months ended April 30, 2020 and 2019 consulting fees paid were $146,334 and $201,857 respectively. The consulting fees are included as part of professional fees on the Company’s consolidated statements of operations.

The Company on February 20, 2018 entered into a related party (that being Recommerce Group, Inc. and our President is a principal in Recommerce Group, Inc.) note receivable in the amount of $1,034,000. The Company made an additional advance in the amount of $175,000 that is non-interest bearing. The note is payable and due on demand and bears interest at the rate of 10%. A total of $153,217 has been applied as payments against this Note. Interest expense in the amount of $25,496 and $21,475 for the three months ended April 30, 2020 and 2019, respectively, has been recorded in the financial statements. Interest expense in the amount of $77,621 and $43,220 for the nine months ended April 30, 2020 and 2019, respectively, has been recorded in the financial statements.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 250,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of Preferred stock. As of April 30, 2020, and July 31, 2019, there were 100,599,277 and 93,118,077 shares of common stock outstanding. There were 10,000,000 shares of Series D Preferred stock outstanding as of April 30, 2020 and 8,000,000 shares of Series D Preferred Stock outstanding as of July 31, 2019.

On November 1, 2017, we effected a one-for- four reverse stock split. All share and per share information has been retroactively adjusted to reflect the stock split.

F-27

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

On November 7, 2017, the Company designated 1,000,000 shares of Preferred Stock as Series C Preferred stock, par value $0.001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into 72.5 common shares and has voting rights based on this ratio. As of January 31, 2018, there were 1,000,000 shares of

Preferred C shares issued and outstanding. On May 15, 2019, the 1,000,000 shares were converted to 72,500,000 shares of common stock.

On April 29, 2019, the Company designated 10,000,000 shares of Preferred Stock as Series D Preferred stock, par value $0.001 per share (the “Series D Preferred Stock”). Each share of Series D Preferred Stock is convertible into 72.5 common shares and has voting rights based on this ratio. There were 10,000,000 shares of Series D Preferred stock outstanding as of April 30, 2020 and 8,000,000 shares of Series D Preferred Stock outstanding as of July 31, 2019.

NOTE 10 – WARRANT

On April 15, 2020, the Company issued a five-year Common Stock Purchase Warrant in connection with a $31,500 convertible promissory note. The warrant is convertible into 437,500 shares of the Company’s common stock at $.12 per share.

On April 23, 2020, the Company issued a three-year Common Stock Purchase Warrant in connection with a $75,000 investment in the Company’s common stock. The warrant has a conversion price of $.15 per share of the Company’s common stock.

 NOTE 11 – COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Operating Leases

The Company in February 2019 assumed a lease agreement for a facility site and entered into a lease agreement for office space. The facility site lease has a term of twenty-three months expiring on December 31, 2020 and the office space lease has a five-year term and begins April 1, 2019 and ends March 31, 2024.

Effective October 1, 2019, the Company suspended operations of its subsidiary Global3pl, Inc., (an Ontario corporation, formerly known as KRG Logistics, Inc.), suspended future operations related to the operations in Mississauga, Ontario. It is in the process of collecting accounts receivables still due and working on a plan to pay its payables. It has entered into an agreement with 10451029 Canada Inc., d/b/a Reliable Logistics, for the assignment and of the assets of Global3pl, Inc., (an Ontario Corporation). The transaction has not yet been completed.

F-28

Cannagistics, Inc., also known as Precious Investments Inc.

GLOBAL3PL INC and Subsidiaries

Notes to Financial Statements

April 30, 2020

The Company on July 31, 2019 entered into a lease agreement for additional office space. The lease has a commencement date of June 1, 2019 and has a lease term of five years expiring on May 31, 2024.

Future minimum lease payments, as set forth in the lease, are below:

Year	Amount
2019-2020	$3,363
2020-2021	$22,737
2021-2022	$23,415
2022-2023	$24,122
2023-2024	$14,314

NOTE 13 – SUBSEQUENT EVENTS

Management of the Company has evaluated the subsequent events that have occurred through the date of the report and determined that the following subsequent events require disclosure:

Sanguine Group, LLC, has loaned the Company additional funds not already included in the established promissory note. These funds are not yet reduced to a written agreement.

Garden State Holdings loaned the Company $55,000 on December 4, 2019. There is no written note at this time, but Garden State Holdings has committed to loan the Company up to $175,000.

Sanguine Group, LLC and Garden State Holdings are entities controlled by the same person, who is an investor in the Company.

Emerging Growth Advisors, Inc., controlled by James W. Zimbler, our President/Director has loaned the company a total of $57,277.24. There is no terms or written note.

On May 6, 2020, the Company filed an Offering Statement under Regulation A on form 1-A for a Tier II Offering of 43,000,000 shares.

F-29

PART III

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger(1)
Exhibit 2.2	Agreement of Conveyance, Transfer and Assignment of Assets(1)
Exhibit 3.1	Articles of Incorporation of the Registrant (2)
Exhibit 3.2	Certificate of Amendment(5)
Exhibit 3.3	Certificate of Change(5)
Exhibit 3.4	Bylaws(6)
Exhibit 3.5	Amended and Restated Certificate of Designation for Series C Preferred Stock(1)
Exhibit 3.6	Certificate of Designation for Series D Preferred Stock(3)
Exhibit 3.7	Certificate of Change(4)
Exhibit 3.8	Certificate of Merger(3)
Exhibit 4.1	Convertible Promissory Note with EMA Financial, LLC, dated February 28, 2020(9)
Exhibit 4.2	Convertible Promissory Note with Crown Bridge Partners, LLC dated April 15, 2020(9)
Exhibit 5.1	Opinion of The Doney Law Firm with consent to use(7)
Exhibit 10.1	Employment Agreement, dated October 1, 2018 with James W. Zimbler(9)
Exhibit 10.2	Consulting Agreement with Solid Bridge Investments, LLC dated January 19, 2020(8)
Exhibit 23.1	Consent of BMKR, LLP
Exhibit 99.1	Form of Subscription Agreement(7)

(1)	Incorporated by reference to the Form 8-K filed with the SEC on December 5, 2017
(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 14, 2014.
(3)	Incorporated by reference to the Form 8-K filed with the SEC on May 17, 2019
(4)	Incorporated by reference to the Form 8-K filed with the SEC on November 2, 2017
(5)	Incorporated by reference to the Form 8-K filed with the SEC on July 31, 2015.
(6)	Incorporated by reference to the Form S-1 filed with the SEC on April 15, 2014.
(7)	Incorporated by reference to the Form 1-A filed with the SEC on May 6, 2020
(8)	Incorporated by reference to the Form 10-Q/A filed with the SEC on July 9, 2020
(9)	Incorporated by reference to the Form 1-A/A filed with the SEC on June 17, 2020

38

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on July 10, 2020.

Cannagistics Inc.

By:	/s/ Rob Gietl
Rob Gietl
Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

This Offering Circular has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Rob Gietl
Rob Gietl
Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

39